Exhibit 10.14

THIRTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 4, 2026 among each of AMCON DISTRIBUTING COMPANY, a Delaware corporation (“AMCON”), CHAMBERLIN NATURAL FOODS, INC., a Florida corporation (“Chamberlin Natural”), HEALTH FOOD ASSOCIATES, INC., an Oklahoma corporation (“Health Food”), AMCON ACQUISITION CORP., a Delaware corporation (“AMCON Acquisition”); EOM ACQUISITION CORP., a Delaware corporation (“EOM Acquisition”); CHARLES WAY LLC, a Missouri limited liability company (“Charles Way”), AMCON BISMARCK LAND CO., a Delaware corporation (“AMCON Bismarck”); COLORADO CITY LAND COMPANY, LLC, a Colorado limited liability company (“Colorado City”); Peoria Land Company llc, an Illinois limited liability company (“Peoria Land”); BOISE LAND COMPANY, LLC, an Idaho limited liability company (“Boise Land” and together with AMCON, Chamberlin Natural, Health Food, AMCON Acquisition, EOM Acquisition, Charles Way, AMCON Bismarck, Colorado City and Peoria Land, each a “Borrower” and, collectively, the “Borrowers”), BANK OF AMERICA, N.A., a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party to the Loan Agreement (as defined below) (“Lenders”), with an office located at 110 North Wacker Drive, IL4-110-08-03, Chicago, Illinois 60606, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, the Lenders and Agent have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 18, 2011, as amended by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 27, 2011, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 16, 2013, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of November 6, 2017, that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 20, 2020, that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 22, 2020, that certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 21, 2021, that certain Seventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 30, 2022, that certain Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 2, 2023, that certain Consent, Joinder and Ninth Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 9, 2024, that certain Consent, Joinder and Tenth Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 5, 2024, that certain Consent, Joinder and Eleventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 17, 2025 and that certain Twelfth Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 7, 2025 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to provide certain credit facilities and other financial accommodations to the Borrowers;

WHEREAS, Borrowers have requested that Agent and the Lenders amend the Loan Agreement in accordance with the terms herein; and

WHEREAS, the Agent and the Lenders are willing to accommodate the Borrowers’ requests on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.Defined Terms; Incorporation of the Loan Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Loan Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.
2.Amendments to the Loan Agreement.
(a)The Loan Agreement is hereby amended as follows:  Subject to the terms and conditions of this Amendment, the Loan Agreement is hereby amended to delete the bold, red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.
(b)Effective as of the date hereof, the current amortization of all outstanding Real Property Loans in accordance with Section 2(b)(iii) of the Loan Agreement is as set forth on Annex I attached hereto.
3.Representations and Warranties; Covenants; No Default.  Except for the representations and warranties of the Borrowers made as of a particular date, the representations and warranties and covenants set forth in Sections 11, 12 and 13 of the Loan Agreement shall be deemed remade as of the date hereof by the Borrowers; provided, however, that any and all references to the Loan Agreement in such representations and warranties and such covenants shall be deemed to include this Amendment.  The Borrowers hereby represent, warrant and covenant that after giving effect to the amendments contained in this Amendment, no Default or Event of Default has occurred and is continuing.  Each Borrower represents and warrants to Agent and the Lenders that the execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action on its part, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, which conflict could reasonably be expected to have a Material Adverse Effect or result in the
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imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.
4.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Loan Agreement and the Other Agreements (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers.  The Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Loan Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.  The Borrowers hereby represent and warrant to Agent and Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Liabilities.  Each Borrower hereby confirms its existing grant to Agent of a Lien on and security interest in the Collateral.  Each Borrower hereby confirms that all Liens and security interests at any time granted by it to Agent continue in full force and effect and secure and shall continue to secure the Liabilities.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.
5.Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses incurred by Agent in connection with the drafting, negotiation, execution and implementation of this Amendment including, but not limited to, the expenses and reasonable fees of counsel for Agent.  In addition to the foregoing, the Borrowers agree to pay the fees set forth in that certain Fee Letter of even date herewith.
6.Closing Documents.  This Amendment shall be deemed effective as of the date hereof provided that Borrowers shall deliver to Agent the following documents and/or complete the following requirements (collectively, the “Closing Requirements”) upon execution hereof (in each case in form and substance satisfactory to Agent and the Lenders):
(a)this Amendment executed by the Borrowers, the Agent and the Lenders;
(b)the documents, instruments, agreements, certificates and opinions set forth on the Closing Checklist attached hereto as Exhibit B; and
(c)such other documents, instruments, agreements, opinions and certificates as required by Agent.
7.Continuing Effect.  Except as otherwise specifically set forth herein, the provisions of the Loan Agreement shall remain in full force and effect.
8.Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
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9.Organizational Information.  The Borrowers hereby represent and warrant to the Agent that, except as otherwise provided in the Secretary’s Certificates of the respective Borrowers delivered to the Agent in partial satisfaction of the Closing Requirements, (a) the formation and organizational documents of each Borrower attached to the Secretary’s Certificate of each Borrower and previously delivered by each such Borrower to the Agent have not been modified or altered in any way (the “Original Certificates”), and no amendments or other alterations are contemplated or approved as of the date hereof (b) the officers, members or managers, as applicable, for each such Borrower set forth in the Original Certificates that are authorized to execute documents on behalf of each such Borrower remain duly authorized officers, members or managers of each such Borrower, and (c) the resolutions attached to each such Original Certificate remain in full force and effect and have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Amendment and the other agreements, documents and instruments executed and delivered in connection herewith.
10.Post-Closing Obligations.  The Borrowers shall execute (if applicable) and deliver, or cause to be executed (if applicable) and delivered, to the Agent, such agreements and documents set forth below, and take or cause to be taken such actions, or otherwise comply with such obligations, as are specified therein, in each case, on or before the dates specified below. A failure to strictly comply with this Section 10 shall be an immediate Event of Default:
(a)Within thirty (30) days following the Thirteenth Amendment Effective Date, Borrowers, at their expense, shall permit Agent to engage an inventory appraisal firm satisfactory to Agent to conduct an inventory appraisal. Such inventory appraisal shall be completed and delivered to Agent and shall be in form, substance, and scope satisfactory to Agent. The Lenders and Agent shall have no duty to any Borrower to make any inspection or inquiry into the results of any appraisal, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders solely for their purposes, and Borrowers shall not be entitled to rely upon them;
(b)Within sixty (60) days of the date hereof, receipt of a financial and liquidity forecast of Borrowers in form and substance acceptable to Agent; and
(c)Within ninety (90) days of the date hereof, receipt by Agent of a satisfactory lien waiver/subordination and acknowledgment agreement (“Super Food Acknowledgment”) in form and substance acceptable to Agent in its sole discretion from Super Food Services LLC, a Delaware limited liability company (“Super Food”), with respect to certain Collateral of Borrowers which is subject to a lien in favor of Super Food (the “Super Food Collateral”) pursuant to the terms of that certain Supply Agreement effective as of November 12, 2025 between AMCON and Super Food; it being understood and agreed that notwithstanding the provisions of subsection (i) set forth in the definition of “Eligible Inventory,” the Super Food Collateral may, in Agent’s sole discretion, constitute Eligible Inventory for up to ninety (90) days after the date hereof. If Agent has not received and approved the Super Food Acknowledgment on or before such date or it is determined that Super Food will not enter into any such Super Food Acknowledgement, the Super Food Collateral shall cease to constitute Eligible Inventory unless and until such Super Food Acknowledgment is received and approved by Agent in its sole discretion.

[SIGNATURE PAGE FOLLOWS]

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(Signature Page to Thirteenth Amendment to
Second Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Thirteenth Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

Charles J. Schmaderer Vice President, Chief Financial Officer and Secretary
BORROWERS:	AMCON DISTRIBUTING COMPANY, a Delaware corporation By: /s/Charles J. Schmaderer Charles J. Schmaderer Vice President, Chief Financial Officer and Secretary
CHAMBERLIN NATURAL FOODS, INC., a Florida corporation By: /s/Andrew C. Plummer Andrew C. Plummer Secretary
HEALTH FOOD ASSOCIATES, INC., an Oklahoma corporation By: /s/Charles J. Schmaderer Charles J. Schmaderer Secretary
AMCON ACQUISITION CORP., a Delaware corporation By:/s/Andrew C. Plummer Andrew C. Plummer President
EOM ACQUISITION CORP., a Delaware corporation By:/s/Andrew C. Plummer Andrew C. Plummer Secretary
CHARLES WAY LLC, a Missouri limited liability company By:/s/Charles J. Schmaderer Charles J. Schmaderer Secretary

(Signature Page to Thirteenth Amendment to
Second Amended and Restated Loan and Security Agreement)

BORROWERS:	AMCON BISMARCK LAND CO., a Delaware corporation By:/s/Andrew C. Plummer Andrew C. Plummer Secretary
COLORADO CITY LAND COMPANY, LLC, a Colorado limited liability company By:/s/Charles J. Schmaderer Charles J. Schmaderer Secretary
PEORIA LAND COMPANY LLC, an Illinois limited liability company By: /s/Charles J. Schmaderer Charles J. Schmaderer Manager
BOISE LAND COMPANY, LLC, an Idaho limited liability company By: /s/Charles J. Schmaderer Charles J. Schmaderer Manager

(Signature Page to Thirteenth Amendment to
Second Amended and Restated Loan and Security Agreement)

/s/	Daniel Rubio Senior Vice President
LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender By:/s/Daniel Rubio Daniel Rubio Senior Vice President Revolving Loan Commitment: $100,000,000.00

(Signature Page to Thirteenth Amendment to
Second Amended and Restated Loan and Security Agreement)

Title:
LENDERS:	BMO Bank N.A., f/k/a BMO Harris Bank N.A., as a Lender By: /s/Jason Hoefler Title: Managing Director Revolving Loan Commitment: $50,000,000.00

EXHIBIT a

CONFORMED LOAN AND SECURITY AGREEMENT

(see attached)

SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

dated as of April 18, 2011

by and among

BANK OF AMERICA, N.A., as Agent,

The Financial Institutions From Time To Time
A Party Hereto, as Lenders,

AMCON DISTRIBUTING COMPANY,

CHAMBERLIN NATURAL FOODS, INC.,

HEALTH FOOD ASSOCIATES, INC.,

AMCON ACQUISITION CORP.,

EOM ACQUISITION CORP.,

CHARLES WAY LLC,

AMCON BISMARCK LAND CO.,

COLORADO CITY LAND COMPANY LLC,

PEORIA LAND COMPANY LLC,

and

BOISE LAND COMPANY, LLC

as the Borrowers

(as amended by that certain Thirteenth Amendment to Second Amended and
Restated Loan and Security Agreement dated as of August 4, 2026)

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1.DEFINITIONS2

1(A)ACCOUNTING TERMS23

2.LOANS23

(a)Revolving Loans23

(b)Repayments27

(c)Notes29

(d)Borrower Representative29

3.LETTERS OF CREDIT29

(a)General Terms29

(b)Requests for Letters of Credit30

(c)Obligations Absolute30

(d)Expiration Dates of Letters of Credit30

(e)Participation30

4.INTEREST, FEES AND CHARGES31

(a)Interest Rate31

(b)Fees And Charges31

(c)Increased Costs; Capital Adequacy Charge32

(d)Maximum Interest33

(e)Illegality33

(f)Inability to Determine Rate34

(g)Replacement of SOFR Index Rate34

(h)Alternate Benchmark Rate for SOFR Index Rate35

5.COLLATERAL35

(a)Grant of Security Interest to Agent35

(b)Other Security36

(c)Possessory Collateral36

(d)Electronic Chattel Paper36

(e)Release of Subsidiary Borrower Liens37

6.PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN37

7.POSSESSION OF COLLATERAL AND RELATED MATTERS37

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(continued)

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8.COLLECTIONS37

9.COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES39

(a)Daily Reports39

(b)Monthly Reports40

(c)Financial Statements40

(d)Annual Projections41

(e)Explanation of Budgets and Projections41

(f)Public Reporting41

(g)Other Information41

(h)Real Property Value41

10.TERMINATION41

11.REPRESENTATIONS AND WARRANTIES42

(a)Financial Statements and Other Information42

(b)Locations42

(c)Loans by Borrower42

(d)Accounts and Inventory42

(e)Liens43

(f)Organization, Authority and No Conflict43

(g)Litigation44

(h)Compliance with Laws and Maintenance of Permits44

(i)Affiliate Transactions44

(j)Names and Trade Names44

(k)Equipment44

(l)Enforceability45

(m)Solvency45

(n)Indebtedness45

(o)Margin Security and Use of Proceeds45

(p)Parent, Subsidiaries and Affiliates45

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(continued)

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(q)No Defaults45

(r)Employee Matters45

(s)Intellectual Property45

(t)Environmental Matters45

(u)ERISA Matters46

12.AFFIRMATIVE COVENANTS46

(a)Maintenance of Records46

(b)Notices46

(c)Compliance with Laws and Maintenance of Permits47

(d)Inspection and Audits48

(e)Insurance48

(f)Collateral50

(g)Use of Proceeds50

(h)Taxes50

(i)Intellectual Property50

(j)Checking Accounts and Cash Management Services50

(k)Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control50

(l)After Acquired Real Property51

13.NEGATIVE COVENANTS51

(a)Guaranties52

(b)Indebtedness52

(c)Liens53

(d)Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business53

(e)Dividends and Distributions55

(f)Investments; Loans; Transfers56

(g)Fundamental Changes, Line of Business56

(h)Equipment57

(i)Affiliate Transactions57

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(continued)

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(j)Settling of Accounts57

(k)Compliance with Hemp Laws57

(l)Policies re Hemp Laws57

(m)Notice of Investigation57

(n)Guaranties58

14.FINANCIAL COVENANTS58

(a)Fixed Charge Coverage Ratio58

15.DEFAULT58

(a)Payment58

(b)Breach of this Agreement and the Other Agreements58

(c)Breaches of Other Obligations58

(d)Breach of Representations and Warranties59

(e)Loss of Collateral59

(f)Levy, Seizure or Attachment59

(g)Bankruptcy or Similar Proceedings59

(h)Appointment of Receiver59

(i)Judgment59

(j)Death or Dissolution of Obligor60

(k)Default or Revocation of Guaranty60

(l)Criminal Proceedings60

(m)Change of Control60

16.REMEDIES UPON AN EVENT OF DEFAULT60

17.CONDITIONS PRECEDENT61

18.JOINT AND SEVERAL LIABILITY61

19.SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS63

20.AGENT64

(a)Appointment of Agent64

(b)Nature of Duties of Agent64

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(continued)

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(c)Lack of Reliance on Agent65

(d)Certain Rights of Agent65

(e)Reliance by Agent65

(f)Indemnification of Agent66

(g)Agent in its Individual Capacity66

(h)Holders of Notes66

(i)Successor Agent66

(j)Collateral Matters67

(k)Actions with Respect to Defaults68

(l)Delivery of Information68

(m)Demand69

(n)Notice of Default69

(o)Recovery of Erroneous Payments69

(p)Erroneous Application69

21.ASSIGNABILITY70

22.AMENDMENTS, ETC72

23.NONLIABILITY OF AGENT AND LENDERS73

24.INDEMNIFICATION73

25.NOTICE73

26.CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION74

27.HEADINGS OF SUBDIVISIONS74

28.POWER OF ATTORNEY75

29.CONFIDENTIALITY75

30.COUNTERPARTS75

31.ELECTRONIC SUBMISSIONS75

32.EFFECT OF AMENDMENT AND RESTATEMENT76

33.WAIVER OF JURY TRIAL; OTHER WAIVERS76

34.AMENDMENT AND RESTATEMENT77

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(continued)

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35.ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS77

36.ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS78

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Exhibits and Schedules

EXHIBIT ABusiness and Collateral Locations

EXHIBIT BCompliance Certificate

EXHIBIT CCommercial Tort Claims

EXHIBIT DForm of Assignment and Acceptance Agreement

SCHEDULE 1Permitted Liens

SCHEDULE 11(i)Affiliate Transactions

SCHEDULE 11(j)Names & Trade Names

SCHEDULE 11(n)Indebtedness

SCHEDULE 11(p)Parent, Subsidiaries and Affiliates

SCHEDULE 17(a)Closing Document Checklist

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SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this 18th day of April, 2011 by and among BANK OF AMERICA, N.A., a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), 135 South LaSalle Street, Chicago, Illinois 60603-4105, all other Lenders and each of AMCON Distributing Company, a Delaware corporation, having its chief executive office located at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON”), Chamberlin Natural Foods, Inc., a Florida corporation, having a chief executive office located at 3711 Oleander Way, Suite 1309, Casselberry, Florida 32707 (“Chamberlin Natural”), Health Food Associates, Inc., an Oklahoma corporation, having a chief executive office located at 7807 East 51st Street, Tulsa, Oklahoma 74145 (“Health Food”), AMCON ACQUISITION CORP., a Delaware corporation, having a chief executive office located at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Acquisition”); EOM ACQUISITION CORP., a Delaware corporation, having a chief executive office located at 7807 East 51st Street, Tulsa, Oklahoma 74145 (“EOM Acquisition”); Charles Way LLC, a Missouri limited liability company, having a chief executive office located at 7405 Irvington Road, Omaha, Nebraska 68122 (“Charles Way”), AMCON Bismarck Land Co., a Delaware corporation, having a chief executive office located at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Bismarck”), Colorado City Land Company, LLC, a Colorado limited liability company, having a chief executive office located at 7405 Irvington Road, Omaha, Nebraska 68122 (“Colorado City”), Peoria Land Company LLC, an Illinois limited liability company, having a chief executive office located at 7405 Irvington Road, Omaha, Nebraska 68122 (“Peoria Landco”), Boise Land Company, LLC, an Idaho limited liability company, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“Boise Land”; together with AMCON, Chamberlin Natural, Health Food, AMCON Acquisition, EOM Acquisition, Charles Way, AMCON Bismarck Colorado City and Peoria Landco, are each referred to as a “Borrower” and are collectively referred to as “Borrowers”).

W I T N E S S E T H:

WHEREAS, AMCON, Agent and Lenders are parties to a certain Amended and Restated Loan and Security Agreement, dated as of September 30, 2004 as amended from time to time (collectively, the “Original Agreement”) and various other agreements;

WHEREAS, AMCON has requested that Agent and Lenders amend the terms and conditions of the Original Agreement in several respects and Agent and Lenders are willing to do so subject to the terms and conditions set forth in this Agreement;

WHEREAS, it is the intention of the parties to this Agreement that upon execution of this Agreement, the Original Agreement (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated by this Agreement; provided, however, the obligations to repay the loans and advances arising under the Original Agreement shall continue in full force and effect and the liens and security interests

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securing payment thereof shall be continuing but shall now be governed by the terms of this Agreement and the Other Agreements; and

WHEREAS, Borrowers may, from time to time, continue to request Loans from Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Agent and Lenders, shall be made.

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree to amend and restate the Original Agreement as follows:

1.DEFINITIONS.

“2021 Special Dividend” shall mean a dividend to equityholders in an amount not to exceed $3,000,000 on or before February 28, 2021.

“Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds” and “Tangible Chattel Paper” shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Dividends” has the meaning given to such term in Section 13(e).

“Additional Investments” has the meaning given to such term in Section 13(f).

“Affiliate” shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.

“AMCON Acquisition” means AMCON Acquisition Corp., a Delaware corporation.

“Applicable Hemp Laws” means all applicable provisions of all applicable federal and state laws, rules and regulations, including, without limitation, the Controlled Substances Act, governing the growth, harvesting, production, processing or sale of Hemp, Cannabis, CBD or Controlled Substances.

“Amendment Date Eligible Real Properties” has the meaning given to such term in the definition of Eligible Real Property in this Section 1.1.

“Applicable Law” shall mean all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin” means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for Loans shall be the percentage set forth under the column “Applicable Margin” for such Loan based on average Excess Availability determined on a quarterly basis by dividing (i) the total of each day’s Excess Availability for such quarterly period by (ii) the number of days in such quarterly period.

Level	Quarterly Excess Availability	Applicable Margin
I	Greater than or equal to $27,300,000	~~1.25~~1.75%
II	Less than $27,300,000	~~1.50~~2.00%

The Applicable Margin shall be determined on or prior to the fifth (5th) Business Day after the Borrowers are required to provide the quarterly financial statements and other information pursuant to Section 9(c); provided that any change in the Applicable Margin shall be effective on the first day of the month in which such quarterly financial statements are delivered.  Notwithstanding anything contained in this paragraph to the contrary, (a) unless otherwise waived in writing by the Lenders, if the Borrowers fail to deliver the financial statements in accordance with the provisions of Section 9(c), the Applicable Margin shall be based upon Level II above beginning on the first day of the month in which such financial statements were required to be delivered until the fifth (5th) Business Day after such financial statements are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; and (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing. Notwithstanding the foregoing, provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Applicable Margin shall be reduced by one-quarter of one percent (0.25%) at each respective Level upon Borrowers’ reporting (in accordance with Section 9(c) hereof) of a Fixed Charge Coverage Ratio of at least 1.0:1.0.

“Assignment and Acceptance” shall have the meaning set forth in Section 20 hereof.

“Average Excess Availability” shall have the meaning set forth in Section 13(d) hereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Agreements” shall mean those certain agreements pursuant to which Agent, any Lender or their Affiliates provide any of the Bank Products to any Borrower.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrowers to Agent, Lenders or their Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment or money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower is obligated to reimburse to the Agent, the Lenders or their Affiliates as a result of Agent, the Lenders or their Affiliates purchasing participations or executing indemnities or reimbursement obligations with respect to Bank Products provided to the Borrowers pursuant to the Bank Product Agreements.

“Bank Products” shall mean any service provide to, facility extended to, or transaction entered into with, any Borrower by Agent, Lenders or their Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Agent, Lenders or their Affiliates, (c) debit cards and credit cards, (d) Rate Hedging Agreements or (e) any other service provided to, facility extended to or transaction entered into with any Borrower by Agent, the Lenders or their Affiliates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Leasing Debt” means indebtedness of any Borrower to Banc of America Leasing & Capital, LLC arising after the Tenth Amendment Effective Date in connection with the financing of equipment and related personal property.

“BofA Leasing Liens” means Liens securing BofA Leasing Debt provided that such Liens encumber only the specific equipment and related personal property that is the subject of such BofA Leasing Debt, and not any other assets of any Borrower.

“Borrower Representative” shall mean AMCON.

“Burklund” shall mean Burklund Distributors, Inc., an Illinois corporation.

“Burklund Purchase Agreement” shall mean the Asset Purchase Agreement dated as of the Tenth Amendment Effective Date between AMCON and Burklund.

“Burklund Seller Note” shall mean that certain unsecured Promissory Note in the principal amount of $3,900,000 executed by AMCON in favor of Burklund, dated on or about the Tenth Amendment Effective Date.

“Business Day” any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Chicago, Illinois; provided that when used in reference to a SOFR Index Rate Loan, the term shall also exclude any day that is not a U.S. Government Securities Business Day.

“Cannabis” shall have the meaning assigned to the term “marihuana” in the Controlled Substances Act.

“Capital Expenditures” shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrowers and their Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrowers and their Subsidiaries.

“CBD” means cannabidiol or any other cannabinoid.

“CBD Inventory” means Inventory consisting of CBD and CBD related products.

“Change in Law” the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Cigarette Inventory” shall mean Inventory of a Borrower consisting of cigarettes and cigarette tax stamps.

“CME” shall mean CME Group Benchmark Administration Limited.

“Collateral” shall mean all of the property of each Borrower described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders to secure, either directly or indirectly, repayment of any of the Liabilities, but excluding any Excluded Equipment.

“Colorado City” means Colorado City Land Company, LLC, a Colorado limited liability company.

“Colorado City Guaranty” means that certain Guaranty by AMCON in favor of Raykasel, LLC dated on or about the Ninth Amendment Effective Date.

“Colorado City Real Property” means the real property acquired by Colorado City from Raykasel, LLC on or about the Ninth Amendment Effective Date.

“Colorado City Seller Note” means that certain Promissory Note in the principal amount of $8,000,000 executed by Colorado City Land Company, LLC in favor of Raykasel, LLC, dated on or about the Ninth Amendment Effective Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1, et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall have the meaning set forth in Section 9(c).

“Confectionary and Tobacco Advance Limit” shall mean the lesser of (x) up to one hundred percent (100%) of the lesser of cost or market value of Eligible Tobacco Products (inclusive of all excise stamps), plus eighty-five percent (85%) of the lesser of cost or market value of Eligible Confectionary Goods and (y) the Confectionary and Tobacco Limit.

“Confectionary and Tobacco Limit” shall mean Ten Million and No/100 Dollars ($10,000,000.00).

“Control Agreement” shall mean an agreement among Agent, a Borrower and a financial institution with respect to a Lock Box, Lock Box Account or other Deposit Account, which agreement, among other things, acknowledges Agent’s security interest in such account, provides that such financial institution has no right to setoff against account, and provides that such financial institution shall, following the occurrence of an Event of Default, wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in such account on a daily basis as such funds are collected or as otherwise directed by Agent, without requiring any further consent from any Borrower or Borrower Representative.

“Controlled Substances” shall have the meaning assigned to that term in the Controlled Substances Act.

“Controlled Substances Act” means the United States Controlled Substances Act, 31 U.S.C. §801, et. seq.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Daily Simple SOFR” shall mean with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source satisfactory to Agent).

“December 2021 Special Dividend” shall mean a dividend payable to the equity holders of AMCON in an amount not to exceed $3,050,000 distributed on or before January 31, 2022.

“Default” shall mean the occurrence of an event which, with the passage of time, will become an Event of Default if not cured prior to the expiration of any applicable grace period.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

“Distribution Limit” shall have the meaning set forth in Section 13(e) hereof.

“Dominion Account” shall have the meaning specified in subsection 8(a) hereof.

“EBITDA” shall mean, with respect to any period, the Borrowers’ net income after taxes for such period (excluding (i) any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business, (ii) other after-tax extraordinary gains or losses and (iii) other non-cash impairment charges and cash or non-cash non-recurring charges as determined by Agent in its reasonable discretion) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

“Eighth Amendment Effective Date” means the date of the Eighth Amendment to Second Amended and Restated Loan and Security Agreement among the Borrowers thereto, the Agent and the Lenders party thereto, as indicated in its introductory paragraph.

“Eligible Account” shall mean an Account owing to a Borrower which is acceptable to Agent in its sole discretion for lending purposes.  Without limiting Agent’s discretion, Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, all of the following requirements:

(i)it is genuine and in all respects what it purports to be;
(ii)it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent or assign it to Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(iii)it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower’s business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower’s business, and (x) such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Borrower has possession of, or such Borrower has delivered to Agent (at Agent’s request) shipping and delivery receipts evidencing delivery of such Goods;
(iv)it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the date of the invoice and does not remain unpaid more than thirty (30) days past the invoice date thereof for invoices with seven (7) day terms or less or sixty (60) days past the invoice date thereof for all other invoices; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid more than thirty (30) days past the invoice date thereof for invoices with seven (7) day terms or less or sixty (60) days after the respective invoice dates thereof for all other invoices, then all Accounts owing by that Account Debtor shall be deemed ineligible;
(v)it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;
(vi)it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;
(vii)the Account Debtor thereunder is not a director, officer, employee or agent of a Borrower, or a Subsidiary, Parent or Affiliate;
(viii)it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;
(ix)it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state’s taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Agent’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(x)the Account Debtor is located within the United States of America or is located within a foreign country and, in such case, the Account is payable in U.S. Dollars and with respect to Account Debtors who are located within a foreign country, the Account is supported by a letter of credit which is in form and substance satisfactory to Agent, issued by a financial institution acceptable to Agent and assigned to Agent in a manner acceptable to Agent;
(xi)it is an Account which arises out of a sale made in the ordinary course of each Borrower’s business;
(xii)it is not an Account with respect to which the Account Debtor’s obligation to pay is conditional upon the Account Debtor’s approval of the Goods or services or is otherwise subject to any repurchase obligation or return right (other than a right to return dated Cigarette Inventory which can, in turn, be returned by such Borrower to the manufacturer thereof for a full refund), as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;
(xiii)it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement;
(xiv)it is not an Account which, when added to a particular Account Debtor’s other indebtedness to such Borrower, exceeds a credit limit determined by Agent in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiv) shall be Eligible Accounts to the extent of such credit limit); and
(xv)it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole discretion.

“Eligible CBD Inventory” means CBD Inventory which is deemed eligible for borrowing by all of the Lenders in writing in their sole discretion.  Notwithstanding the foregoing, any Lender may at any time determine in its sole discretion that CBD Inventory previously approved as Eligible CBD Inventory is no longer deemed Eligible CBD Inventory.

“Eligible Cigarette Inventory” shall mean Inventory of a Borrower consisting of Cigarette Inventory which is acceptable to Agent in its sole discretion for lending purposes.  Without limiting Agent’s discretion, Agent shall, in general, consider Cigarette Inventory to be Eligible Inventory if it meets and so long as it continues to meet the following requirements:

(i)it consists of cigarettes without tax stamps or cigarettes which have cigarette tax stamps affixed thereto which have been issued by any State or political subdivisions thereof where Agent determines, in its sole discretion, that the affixing of such jurisdiction’s tax stamps thereto does not render such Inventory ineligible;
(ii)it consists of tax stamps which have been paid in full with good funds by a Borrower to the applicable state or local agency (i.e. no “post-dated” checks or the posting of bonds in lieu of payment) and no obligations for payment of the cigarette tax stamps remain outstanding with the applicable state or local agency, unless such stamps have been issued by any State or political subdivisions thereof where Agent determines in its sole discretion that Agent would be unable to affix or redeem such cigarette tax stamps or otherwise determines that such Inventory shall be ineligible; and
(iii)such Cigarette Inventory otherwise constitutes Eligible Inventory.

“Eligible Confectionary Goods” shall mean Inventory of a Borrower consisting of confectionary goods which are acceptable to Agent in its sole discretion for lending purposes and otherwise constitute Eligible Inventory.

“Eligible Inventory” shall mean (a) Inventory of a Borrower which is acceptable to Agent in its sole discretion for lending purposes and (b) Eligible CBD Inventory and Eligible Vaping Inventory of a Borrower which is acceptable to each Lender in its sole discretion for lending purposes.  Without limiting Agent’s and the Lenders’ discretion above, such parties shall, in general, consider Inventory, CBD Inventory and Vaping Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

(i)it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;
(ii)it is located within the United States at a location of which Agent has been advised in writing pursuant to subsection 12(b)(i) and such Borrower shall have provided Agent with an access agreement (with respect to any location not owned by a Borrower) in form and substance acceptable to Agent, except for inventory in transit to or between such locations in the ordinary course of a Borrower’s business (which in transit inventory, for the avoidance of doubt, does not qualify as Eligible Inventory hereunder);
(iii)if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) new and unused and free from defects which would, in Agent’s sole determination, affect its market value;
(iv)it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall require;
(v)it is not Inventory, CBD Inventory or Vaping Inventory consisting of perishable, non frozen or refrigerated foods;
(vi)Agent has determined, in accordance with Agent’s customary business practices, that it is not unacceptable due to age, type, category or quantity; and

(vii)it is not Inventory, CBD Inventory or Vaping Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of such Borrower contained in this Agreement.

“Eligible Real Property” shall mean any parcel of Real Property which is acceptable to Agent in its sole discretion for lending purposes.  Without limiting Agent’s discretion, for any Real Property to be an Eligible Real Property, it must meet all of the following requirements:

(i) such Real Property is subject to a first priority Mortgage in favor of Agent;

(ii) such Real Property has not been condemned or deemed uninhabitable, unfit for use, or prohibited for use by a governmental authority;

(iii) such Real Property is 100% owned by a Borrower (i.e., a full and undivided fee simple interest), and such Borrower has the right to subject it to a first priority Mortgage in favor of Agent subject to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(iv) Borrower is not delinquent in the payment of any taxes or association dues or fees, or installments thereof, that could reasonably be expected to cause a lien on such property that would be of equal or superior priority to the lien of the Mortgage for such Real Property;

(v) such Real Property has been appraised by an appraiser reasonably acceptable to the Lenders pursuant to an appraisal reasonably acceptable to the Lenders, upon which Agent is expressly entitled to rely, to determine its fair market value; and

(vi) at no time shall there be more than twelve (12) Real Properties that constitute Eligible Real Properties.

Notwithstanding the foregoing, the following properties (collectively, the “Amendment Date Eligible Real Properties”) shall be deemed Eligible Real Properties hereunder as of the Thirteenth Amendment Effective Date: (a) 607 Charles Way, Strafford, MO 65757; (b) ~~3125 E. Thayer Avenue, Bismarck, ND 58502; (c) 3205 East Thayer Avenue, Bismarck, ND 58502; (d)~~ 2517 Ellington Road, Quincy, IL 62301; (~~e~~c)  1511 Turbine Drive, Rapid City, SD 57703; (~~f) 2500 North Main Street, East Peoria, Illinois 61611; (g) 1600 North 89th Street, Fairview Heights, Illinois  2208; (h~~d) each of 7681, 7733 and 7767 W. Lehmi Street, Boise, Idaho 83709 ~~and~~; (~~i~~e) 4038 Dover Drive, Colorado City, CO 81004; (f) 3205 East Thayer Avenue, Bismarck, ND  58502; and (g) 1600 North 89 Street, Fairview Heights, IL 62208 (“Fairview Heights Real Property”); provided, however, the Fairview Heights Real Property shall only continue to constitute an Amendment Date Eligible Real Property until the earlier to occur of (i) the sale of such property and (ii) June 30, 2027.

“Eligible Tobacco Products” shall mean Inventory of a Borrower consisting of tobacco products such as Cigarette Inventory, cigars, chewing tobacco and other tobacco products which are acceptable to Agent in its sole discretion for lending purposes and otherwise constitute Eligible Inventory.

“Eligible Vaping Inventory” means Vaping Inventory which is deemed eligible for borrowing by all of the Lenders in writing in their sole discretion.  Notwithstanding the foregoing, any Lender may at any time determine in its sole discretion that Vaping Inventory previously approved as Eligible Vaping Inventory is no longer deemed Eligible Vaping Inventory.

“Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower’s business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Event of Default” shall have the meaning specified in Section 15 hereof.

“Excess Availability” shall mean, as of any date of determination by agent, the excess, if any, of the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and (ii) the Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than thirty (30) days after the due dates thereof as the close of business on such date are treated as additional Revolving Loans outstanding on such date.

“Excluded Equipment” shall mean any Equipment of a Borrower that is subject to a purchase-money Lien or capital lease permitted under this Agreement, if any, only if and for so long as any agreement evidencing such purchase-money Lien or capital lease prohibits a further encumbrance of the Equipment subject to such purchase-money Lien or capital lease.

“Excluded Hedging Obligations” means, with respect to any Borrower, any Rate Hedging Obligation constituting a Swap Obligation if, and to the extent that, all or a portion of the guaranty of any guarantor or such Borrower of, or the grant by such Borrower of a security interest to secure, such Rate Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Borrower or any guarantor, or the grant of such security interest becomes effective with respect to such Rate Hedging Obligation. If any Rate Hedging Obligation constituting a Swap Obligation arises under a master agreement governing more than one such Rate Hedging Obligation, such exclusion shall apply only to the portion of such Rate Hedging Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Subsidiary” means each of HF Real Estate and LOL Foods and Team Sledd.

“Federal Funds Rate” shall mean for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

“Fiscal Year” shall mean each twelve (12) month accounting period of Borrowers, which ends on September 30th of each year.

“Fixed Charges” shall mean for any period, without duplication, the sum of (i) scheduled payments of principal and interest during the applicable period with respect to all indebtedness of Borrowers for borrowed money (including scheduled reductions of the Real Property Sublimit as required pursuant to Section 2(b)(iii) herein but excluding all regularly scheduled payments of principal and interest paid in cash on the Colorado City Seller Note) plus scheduled payments of principal and interest during the applicable period with respect to all capitalized lease obligations of Borrowers, plus unfinanced Capital Expenditures of Borrowers during the applicable period, (but excluding (a) all unfinanced Capital Expenditures incurred on or about the Ninth Amendment Effective Date in connection with the purchase of the Colorado City Real Property in an aggregate amount not to exceed $2,000,000, (b) unfinanced Capital Expenditures incurred after the Ninth Amendment Effective Date and prior to the earlier of (x) the date upon which the Colorado City Real Property becomes Eligible Real Property hereunder and (y) December 31, 2024, to improve the Colorado City Real Property in an aggregate amount not to exceed $7,000,000, (c) all unfinanced Capital Expenditures incurred on or about the Tenth Amendment Effective Date in connection with the purchase of the assets set forth in the Burklund Purchase Agreement in an aggregate amount not to exceed $22,000,000, (d) all unfinanced Capital Expenditures incurred during the period beginning May 27, 2022 and ending on the Tenth Amendment Effective Date for improvements made to the Strafford, Missouri Real Property in an aggregate amount not to exceed $21,000,000, and (e) all unfinanced Capital Expenditures incurred during the period beginning immediately following the Tenth Amendment Effective Date and ending on December 31, 2024 for improvements made to the Strafford, Missouri Real Property in an aggregate amount not to exceed $5,000,000) plus payments during the applicable period in respect of income or franchise taxes of Borrowers, plus any dividends or distributions made by Borrowers (other than Distributions by Subsidiary Borrowers to AMCON), plus, without duplication, any payments made by any Borrower in connection with contingent earn-out payments pursuant to any acquisition.  For the avoidance of doubt, the exclusion of “unfinanced Capital Expenditures,” as used above incurred in connection with the Colorado City Real Property or the Strafford, Missouri Real Property may include Capital Expenditures that are financed utilizing proceeds of Revolving Loans under the Credit Agreement up to the limits set forth herein.

“Fixed Charge Coverage Ratio” means for any period of determination for the Borrowers, the ratio of EBITDA to Fixed Charges determined in accordance with GAAP.  Notwithstanding the foregoing, the (i) 2021 Special Dividend, (ii) December 2021 Special Dividend and (iii) January 2023 Special Dividend shall each be excluded from the calculation of Fixed Charge Coverage Ratio.  Notwithstanding the foregoing, it is understood and agreed that all calculations of the Fixed Charge Coverage Ratio shall exclude all EBITDA and Fixed Charges of all Excluded Subsidiaries.

“Flood Hazard Property” means any parcel of any owned Real Property with improvements located thereon located in the United States that is subject to a Mortgage, which improvements are in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“FRBNY” shall mean the Federal Reserve Bank of New York.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Hemp” means the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than three-tenths percent (0.3%) on a dry weight or per volume basis regardless of moisture content, and all derivatives thereof.

“Henry’s Acquisition” means the acquisition by LOL Foods and HF  Real Estate of certain assets of Henry’s Foods, Inc. and The Eidsvold Family LLC on or about the Eight Amendment Effective Date.

“HF Real Estate” means HF Real Estate, LLC, a Minnesota limited liability company.

“Indemnified Party” shall have the meaning specified in Section 24 hereof.

“ISDA Definitions”: 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“January 2023 Special Dividend” shall mean a dividend payable to the equity holders of AMCON in an amount not to exceed $3,500,000 distributed on or before January 31, 2023.

“Letter of Credit” shall mean any Letter of Credit issued on behalf of a Borrower in accordance with this Agreement.

“Letter of Credit Obligations” shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

“Liabilities” shall mean any and all obligations, liabilities and indebtedness, (including, without limitation, Rate Hedging Obligations, Bank Product Obligations and Letter of Credit Obligations) of Borrowers to Agent and each Lender or to any parent, affiliate or subsidiary of Agent and each Lender of any and every kind and nature arising under this Agreement, or the Other Agreements, including without limitation, any Letters of Credit, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law; provided that Liabilities shall not include Excluded Hedging Obligations.

“Loans” shall mean all loans and advances made by Agent and/or Lenders to or on behalf of Borrowers hereunder.

“Lock Box” shall have the meanings specified in subsection 8(a) hereof.

“LOL Foods” means LOL Foods, Inc., a Nebraska corporation.

“LOL Intercompany Loan Agreement” means the Credit Agreement dated on or about the Eighth Amendment Effective Date between AMCON and LOL Foods pursuant to which AMCON may extend revolving credit loans to LOL Foods in an aggregate outstanding principal amount not to exceed $20,000,000 at any time.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

“Maximum Loan Limit” shall mean One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

“Maximum Revolving Loan Limit” shall have the meaning specified in subsection 2(a) hereof.

“Mortgage” means a mortgage (including, without limitation, a leasehold mortgage), hypothec, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to Agent, made by a Borrower in favor of Agent for the benefit of the Agents and the Lenders, securing the obligations under the Loan Documents and delivered to Agent.

“Newly Acquired Eligible Assets” shall mean all Inventory and Accounts acquired pursuant to a Permitted Acquisition which (i) are similar in type and scope to the existing Accounts and Inventory which are eligible for borrowing under the Revolving Loan Limit and (ii) otherwise qualify as eligible for borrowing under the definitions of Eligible Account, Eligible Inventory, Eligible Confectionary Goods, Eligible Cigarette Inventory, Eligible Tobacco Products or Eligible Vaping Inventory, as applicable, but which have yet to be appraised and/or evaluated pursuant to a formal appraisal and/or field exam, as applicable, in form and substance acceptable to Agent.  Notwithstanding the foregoing, all Newly Acquired Eligible Assets will cease to qualify as Newly Acquired Eligible Assets for borrowing under the Revolving Loan Limit upon the earlier to occur of (i) the date upon which the Agent shall have received all appraisals and/or a completed filed exam as required by Agent its sole discretion, for such Newly Acquired Eligible Assets, and (ii) ninety (90) days (or such later date approved by the Agent and the Lenders) following the date of the acquisition of such Newly Acquired Eligible Assets.  Notwithstanding the foregoing, it is understood and agreed that,  upon receipt and approval of such appraisals and/or a completed field exam as required by Agent in its sole discretion, such Newly Acquired Eligible Assets shall instead be treated as ordinary Eligible Accounts, Eligible Confectionary Goods, Eligible Inventory, Eligible Tobacco Products or Eligible Vaping Inventory, as the case may be, in each case subject to such adjustments in the value thereof as the Agent may determine resulting from any such appraisals and/or field exams with respect to the same and subject to such eligibility requirements and sublimits as otherwise apply thereto.

“Ninth Amendment Effective Date” means the date of the Consent, Joinder and Ninth Amendment to Second Amended and Restated Loan and Security Agreement among the Borrowers thereto, the Agent and the Lenders party thereto, as indicated in its introductory paragraph.

“Notice of Borrowing” shall mean notice by Borrower Agent of a Borrowing, in form satisfactory to Agent.

“Obligor” shall mean Borrowers and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Original Term” shall have the meaning specified in Section 10 hereof.

“Other Agreements” shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Agent and/or any Lender in connection with the Loans, the Letters of Credit, Bank Products, Rate Hedging Agreements or the other transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Parent” shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of such Borrower.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“PBGC” shall have the meaning specified in subsection 12(b)(v) hereof.

“Peoria Landco” shall mean Peoria Land Company LLC, an Illinois limited liability company.

“Permitted Acquisition” shall have the meaning specified in Section 13(d) hereof.

“Permitted Liens” shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which such Borrower has maintained adequate reserves; (ii) liens or security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower’s ability to use such real property for its intended purpose in connection with such Borrower’s business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1 hereto; (vi) liens specifically permitted by Requisite Lenders in writing; (vii) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal or stay bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (viii) liens for taxes not yet due or for taxes which are being contested in good faith and by appropriate proceeding provided that (x) the contesting of any such payment does not give rise to a lien for taxes and (y) such Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; (ix) BofA Leasing Liens, and (x) any Lien existing on any Equipment prior to the acquisition thereof by any Borrower or existing on any Equipment of any Person that becomes a Subsidiary Borrower after the date hereof prior to the time such Person becomes a Subsidiary Borrower; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary Borrower, as the case may be, (b) such Lien shall not apply to any other property or assets of any Borrower and (c) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary Borrower, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Plan” shall have the meaning specified in subsection 12(b)(v) hereof.

“Pre-Settlement Determination Date” shall have the meaning specified in Section 19 hereof.

“Prime Rate” shall mean the rate of interest announced by BofA from time to time as its  prime rate.  Such rate is set by BofA on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.   Any change in such rate publicly announced by BofA shall take effect at the opening of business in the day specified in the announcement.

“Prime Rate Loans” shall mean the Loans bearing interest with reference to the Prime Rate.

“Pro Rata Share” shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the Revolving Loan Commitment of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

“Rate Hedging Obligations” shall mean any and all obligations of  Borrowers to the Agent and/or the Lenders, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under (1) any and all agreements designed to protect Borrowers from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements relating to interest options, puts and warrants, and (2) any and all agreements relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.  An agreement of the type described in clause (1) and/or clause (2) of the foregoing definition is referred to herein as a “Rate Hedging Agreement”.

“Real Property” means, with respect to any Person, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of any Eligible Real Property of any Borrower, each in form and substance reasonably satisfactory to Agent:

(a)a Mortgage duly executed by the applicable Borrower,

(b)evidence of the recording of each Mortgage in such office or offices as may be necessary to perfect the Lien purported to be created thereby or to otherwise protect the rights of Agent and the Lenders thereunder;

(c)a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage;

(d)a reasonably current ALTA survey and a surveyor’s certificate, certified to Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state, province or territory in which such Real Property is located and reasonably satisfactory to Agent (except to the extent the Agent, in its sole discretion, elects to waive some or all of the requirements of this clause (d));

(e)if and to the extent obtainable, a copy of a letter issued by each applicable governmental authority or a zoning report with respect to the property from a reputable zoning review company), evidencing such Real Property’s compliance in all material respects with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws together with a copy of all certificates of occupancy issued with respect to such Real Property (except to the extent the Agent, in its sole discretion, elects to waive some or all of the requirements of this clause (e));

(f)an opinion of counsel in the state, province or territory where such Real Property is located with respect to the enforceability of the Mortgage to be recorded and such other matters as Agent may reasonably request;

(g)an ASTM E1527 Phase I Environmental Site Assessment (“Phase I ESA”) (and, if reasonably requested by the Lenders based upon the results of such Phase I ESA an ASTM E1903 Phase II Environmental Site Assessment) of such Real Property by an independent firm reasonably satisfactory to the Lenders (except to the extent the Lenders, in their sole discretion, elect to waive some or all of the requirements of this clause (g));

(h)such other agreements, instruments and other documents (including opinion letters) as Agent may reasonably require; and

(i)evidence as to (i) whether such Real Property is a Flood Hazard Property and (ii) if such Real Property is a Flood Hazard Property, (A) whether the community in which such Real Property is located is participating in the National Flood Insurance Program, and (B) the applicable Borrower’s written acknowledgment of receipt of written notification from Agent (1) as to the fact that such Real Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.  For each Flood Hazard Property,

Borrower shall deliver a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the full insurable value of such Real Property, and (2) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974.  All such insurance policies (collectively, the “hazard insurance policy”) shall contain a standard mortgagee clause naming Agent, its successors and assigns, as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee.  All premiums on each such insurance policy have been paid.  The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  Borrower shall not engage in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Borrower.

“Real Property Loan” means a Loan made in connection with and based upon a Borrower’s ownership or acquisition of specific Eligible Real Property.  The original principal amount of a Real Property Loan shall be determined by the Administrative Agent and communicated to the Borrowers at the time such Real Property Loan is made and is not to exceed 80% of the fair market value of the related Eligible Real Property at any time.

“Real Property Sublimit” shall have the meaning set forth in subsection 2(a)(v) hereof.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.

“Renewal Term” shall have the meaning specified in Section 10 hereof.

“Requisite Lenders” shall mean, at any time, Lenders having Pro Rata Shares aggregating at least sixty-six and two-thirds percent (66-2/3rds%) at such time.

“Retail Subsidiary” shall mean each of Chamberlin Natural and Health Food.

“Revolving Loan Commitment” shall mean, with respect to any Lender, the maximum amount of Revolving Loans which such Lender has agreed to make to Borrowers, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an Assignment and Acceptance Agreement executed by such Lender.

“Revolving Loan Limit” shall have the meaning specified in subsection 2(a) hereof.

“Revolving Loans” shall have the meaning specified in subsection 2(a) hereof.

“Scheduled Unavailability Date” shall have the meaning as defined in Section 4(o) below.

“Settlement Date” shall have the meaning specified in Section 19 hereof.

“Seventh Amendment Effective Date” means the date of the Seventh Amendment to Second Amended and Restated Loan and Security Agreement among the Borrowers, the Agent and the Lenders party thereto, as indicated in its introductory paragraph.

“SOFR” shall mean the secured overnight financing rate as administered by FRBNY (or a successor administrator).

“SOFR Adjustment” shall mean a rate per annum equal to 0.10%.

“SOFR Index Rate” shall mean for any SOFR Index Rate Loan outstanding in a calendar month, a rate of interest equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the first day of such calendar month, with a term equivalent to one month commencing that date (or if such rate is not published prior to 11:00 a.m. on such determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately prior thereto), plus the SOFR Adjustment; provided, that in no event shall the SOFR Index Rate be less than zero.

“SOFR Index Rate Loan” any Loan that bears interest based on the SOFR Index Rate.

“Strafford, Missouri Real Property” shall mean the real property owned by Charles Way located at 607 Charles Way, Strafford, Missouri 65757.

“Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower or any partnership of which a Borrower is a general partner.

“Subsidiary Borrower” shall mean each Subsidiary of AMCON  that is a Borrower.

“Subsidiary Borrower Sale” shall mean a sale of substantially all of the assets or equity interests of a Subsidiary Borrower consented to by Agent (which consent shall not be unreasonably withheld).

“Subsidiary Sublimit” shall mean the sum of the Retail Inventory Sublimit, as such amount is reduced from time to time pursuant to subsection 2(b)(ii) hereof.

“Successor Rate” shall mean as defined in Section 4(g) below.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Borrower or guarantor hereunder, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Systems Day One” shall mean the date upon which Agent’s system of record for loans and deposits shall convert to the system of record for loans and deposits used by Bank of America, N.A.

“Tax” shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Agent to be withheld or deducted from any payment otherwise required hereby to be made by a Borrower to Agent; provided, that the term “Tax” shall not include any taxes imposed upon the net income of Agent.

“Team Sledd” means Team Sledd, LLC, a Delaware limited liability company.

“Tenth Amendment Effective Date” shall mean the date of the Consent, Joinder and Tenth Amendment to Second Amended and Restated Loan and Security Agreement among the Borrowers, the Agent and the Lenders party thereto, as indicated in its introductory paragraph thereto.

“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

“Thirteenth Amendment” means, that certain Thirteenth Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 4, 2026 by and among the Borrowers, Agent and the Lenders.

“Thirteenth Amendment Effective Date” means August 4, 2026.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to Agent, together with all endorsements made from time to time thereto to the extent available in the applicable jurisdiction, issued to Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements (to the extent available in the applicable jurisdiction) reasonably satisfactory to Agent, delivered to Agent.

“Trigger Period” shall mean the period commencing on the day that (i) Excess Availability is less than ten percent (10.0%) of the Maximum Loan Limit at any time or (ii) notice of an Event of Default is given by Agent to the depository bank.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Vaping Inventory” means Inventory consisting of vaping and vaping related products.

“Write-Down and Conversion Powers” means the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1(A)ACCOUNTING TERMS.  Under the Agreement and the Other Agreements (the “Loan Documents”) (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Requisite Lenders to take into account the effects of the change.

2.LOANS.
(a)Revolving Loans.  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, agrees absent the occurrence of an Event of Default, to make its Pro Rata Share of revolving loans and advances (the “Revolving Loans”) requested by Borrower Representative on behalf of each Borrower up to and not to exceed such Lender’s Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the “Revolving Loan Limit”):
(i)eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of a Borrower’s business) of Eligible Accounts or One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), whichever is less; plus
(ii)eighty-five percent (85%) of the lower of cost or market value of Eligible Cigarette Inventory or One Hundred Five Million and No/100 Dollars ($105,000,000.00), whichever is less; plus

(iii)seventy percent (70%) of the lower of cost or market value of Eligible Inventory (other than Eligible Inventory described in clause (iv) immediately below and Eligible Cigarette Inventory described in clause (ii) above) or Forty Million and No/100 Dollars ($40,000,000.00), whichever is less; plus
(iv)sixty percent (60%) of the lower of cost or market value of the Retail Subsidiaries’ Eligible Inventory or Eight Million and No/100 Dollars ($8,000,000), whichever is less; plus
(v)(a) eighty percent (80%) of the fair market value of all Eligible Real Property and (b) the lesser of (x) $60,000,000.00 and (y) an amount equal to thirty-five percent (35%) of the Maximum Revolving Loan Limit, for purposes of (a) and (b) above, whichever is less (the “Real Property Sublimit”); provided that the portion of the Real Property Sublimit, solely as it relates to the amount of eligibility for a particular parcel of Eligible Real Property, shall be reduced by the required scheduled reductions applicable to the corresponding Real Property Loan in accordance with Section 2(b)(iii) herein; it being understood and agreed that such required reductions of availability allocated to a particular parcel of Eligible Real Property shall not act to increase borrowing availability under this Agreement insofar as the borrowing base hereunder consists of Eligible Real Property; plus
(vi)for a period not to exceed ninety (90) days (or such later date approved by the Agent and the Lenders) following the Acquisition of any Newly Acquired Eligible Assets, up to the lesser of (a) the eligible value of all Newly Acquired Eligible Assets based on the advance rates set forth above for the particular type of Newly Acquired Eligible Asset(s) and (b) an amount equal to ten percent (10%) of the Maximum Revolving Loan Limit, whichever is less, minus
(vii)such reserves as Agent elects, in its sole discretion, to establish from time to time, including without limitation, a reserve with respect to Rate Hedging Obligations and Letter of Credit Obligations;

provided, that the aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Loan Limit minus the Letter of Credit Obligations (the “Maximum Revolving Loan Limit”).  If at any time the outstanding Revolving Loans exceeds the Maximum Revolving Loan Limit, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit (the “Overadvance”), Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such Overadvance and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion.

~~Notwithstanding the~~Borrowers acknowledge and agree that Agent may, in its sole discretion, make such advance rate adjustments to the inventory advance rates set forth above from time to time as a result of Agent’s evaluation of the most recent inventory appraisals completed from time to time following the Thirteenth Amendment Effective Date.  In addition to the foregoing, the Borrower Representative shall have the right hereafter to notify the Agent and the Lenders in writing that it wishes to increase (an “Increase”) the Revolving Loan Commitment by an aggregate amount of up to $25,000,000, in increments of not less than $5,000,000; provided, however, that the Borrower Representative may not make more than three (3) requests for an Increase hereunder.  Each such Increase shall become effective not less than twenty (20) Business Days after the date such notice is received by the Agent, so long as (a) no Event of Default or unmatured Event of Default is in existence on such date and (b) either (i) the then-existing Lenders agree to increase their Revolving Loan Commitments by the aggregate amount of such Increase, (ii) other third party financial institutions reasonably acceptable to the Agent and the Borrowers (“New Lenders”) agree to provide new Revolving Loan Commitments in the aggregate amount of such Increase or (iii) a combination of then-existing Lenders and New Lenders agree to provide the aggregate amount of such Increase by increasing their Revolving Loan Commitments or providing new Revolving Loan Commitments, as applicable.  The then-existing Lenders shall have the first right of refusal to provide such Increase for a period of fifteen (15) Business Days after receipt by the Agent of the written notice described above; provided, however, that (i) no Lender shall be obligated to provide an Increase as a result of any such request by the Borrower Representative, and (ii) any additional New Lender shall be subject to the approval of the Agent and the Borrowers (which approval shall not be unreasonably withheld).  In the event of over-subscription, the pro rata shares of each such Person in the Increase shall be determined by the Agent.  Any Increase shall be effected by an amendment to this Agreement.  In each case, the Borrowers will issue to each affected Lender new Revolving Notes upon request of such Lender.  Any Increase in the aggregate Revolving Loan Commitment shall also constitute an increase in the Maximum Revolving Loan Limit and Maximum Loan Limit by a like amount.

Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

If Borrower Representative, on behalf of any Borrower, makes a request for a Revolving Loan as provided herein Agent, at its option and in its sole discretion, shall do either of the following:

(i)advance the amount of the proposed  Revolving Loan to such Borrower disproportionately (a “Disproportionate Advance”) out of Agent’s own funds on behalf of Lenders, which advance shall be on the same day as  Borrower Representative’s request therefor with respect to Prime Rate Loans if Borrower Representative notifies Agent of such request by 1:00 P.M., Chicago time on such day, and request settlement in accordance with Section 19 hereof such that upon such settlement each Lender’s share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or
(ii)Notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower Representative of such Borrower’s request for an advance pursuant to this Section 2(a).  Each Lender shall remit, to the demand deposit account designated by a Borrower at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 1:00 P.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 1:00 P.M., Chicago time, immediately available funds in an amount equal to such Lender’s Pro Rata Share of such proposed advance.

If and to the extent that a Defaulting Lender does not settle with Agent as required under this Agreement Borrowers and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to a Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the “Federal Funds Rate” or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (y) in the case of Borrowers, at the interest rate applicable at such time for such Loans; provided, that Borrowers’ obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower’s accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower Representative, on behalf of the Borrower requesting such Revolving Loan, shall give Agent same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan, in which notice the Borrower Representative shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default.  In the event that a Borrower maintains a controlled disbursement account at BofA, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan.  As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower Representative, on behalf of Borrowers.  Unless Borrower Representative specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, Agent shall have no liability to Borrowers for any loss or damage suffered by  Borrower Representative or any Borrower as a result of Agent’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower Representative and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower Representative, or deemed to be requested by Borrower Representative, as follows: the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by  Borrower Representative and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower Representative.

Notwithstanding the forgoing, so long as no Event of Default exists or would arise therefrom, the Borrowers may ~~from time to time~~ request, no more than once per calendar quarter, that the Lenders provide Revolving Loans in excess of the Maximum Revolving Loan Limit in an amount not to exceed the Confectionary and Tobacco Advance Limit (such advance being referred to herein at the “Confectionary and Tobacco Accordion”).  The Confectionary and Tobacco Accordion shall be made, in whole or in part, at the sole discretion of the Agent, by each Lender according to its Pro Rata Share; provided, however, that no Lender shall be obligated to provide Confectionary and Tobacco Accordion advances.  The Confectionary and Tobacco Accordion shall not be effective unless and until each of the following conditions have been satisfied:

(i)Each advance pursuant to the Confectionary and Tobacco Accordion shall be subject to the satisfactory review and approval by Agent in its sole discretion;
(ii)Each advance pursuant to the Confectionary and Tobacco Accordion shall be utilized for purchases of inventory which are outside the ordinary course of Borrowers’ business to take advantage of favorable vendor terms and pricing variances;
(iii)Each advance pursuant to the Confectionary and Tobacco Accordion shall bear interest at the Prime Rate plus one-quarter of one percent (0.25%) until repaid;
(iv)Each advance pursuant to the Confectionary and Tobacco Accordion shall be due and payable within 45 days of the date of each such advance; and
(v)The Borrowers shall deliver such other instruments, documents and agreements as the Agent may request in order to effectuate the Confectionary and Tobacco Accordion.

This Agreement shall be deemed amended without further action, to the extent necessary to effectuate the Confectionary and Tobacco Accordion as contemplated hereby.

(b)Repayments.  The Liabilities shall be repaid as follows:
(i)Repayment of Revolving Loans.  The Revolving Loans and all other Liabilities shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.
(ii)Mandatory Prepayments and Reductions in Availability.
(1)Sales of Assets and/or Equity Interests.  (i) Other than with respect to a Subsidiary Borrower Sale, upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of a Borrower which is subject to a mortgage in favor of Agent, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by such Borrower to Agent, for the benefit of Agent and Lenders, such payment to be applied against the Liabilities, as determined by Agent, in its sole discretion, and (ii) with respect to a Subsidiary Borrower Sale, provided that no Event of Default is then in existence, (I) the proceeds thereof shall be applied to the outstanding principal balance of Loans to such Subsidiary Borrower, and (II) in the event such Subsidiary Borrower is a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion), and (III) then the proceeds thereof shall be applied against the other Liabilities, as determined by Agent, in its sole discretion, provided further that upon the existence of an Event of Default, the proceeds thereof shall be applied to the Liabilities in such order as Agent shall determine in its sole discretion.
(2)Raising of Equity/Incurrence of Subordinated Debt.  In the event AMCON or any Subsidiary Borrower causes any equity to be contributed or incurs indebtedness on a subordinated basis and AMCON elects to have such proceeds applied to the outstanding principal balance of the Loans to the Subsidiary Borrowers, then provided that Agent has consented to the contribution of equity or incurrence of indebtedness (which consent shall not be unreasonably withheld) and no Event of Default is then in existence, (i) in the case of AMCON, (I) the proceeds thereof shall be applied to the outstanding principal balance of Loans to the Subsidiary Borrowers in such order as Agent shall determine in its sole discretion, and (II) in the event such proceeds are applied to the outstanding principal balance of Loans to a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion), and (III) then the proceeds thereof shall be applied against the other Liabilities, as determined by Agent, in its sole discretion, and (ii) in the case of a Subsidiary Borrower, (I) the proceeds thereof shall be applied to the outstanding principal balance of Loans to such Subsidiary Borrower in such order as Agent shall determine in its sole discretion, and (II) in the event such proceeds are applied to the outstanding principal balance of Loans to a Retail Subsidiary, such application shall result in a mandatory reduction of the Retail Inventory Sublimit (in such order and amount as Agent shall determine in its sole discretion), and (III) then the proceeds thereof shall be applied against the other Liabilities, as determined by Agent, in its sole discretion.
(iii)Real Property Loans.  For each Real Property Loan, beginning on the first calendar day of the month following an advance for the inclusion of Eligible Real Property or After Acquired Real Property, that portion of availability under the Real Property Sublimit allocated for such parcel shall be reduced as of the Thirteenth Amendment Effective Date in the amount of 1/~~240th~~180th of the original principal amount of such Loan on a monthly basis.  Notwithstanding the foregoing, it is understood and agreed that such required reductions of availability for each parcel of Eligible Real Property or After Acquired Real Property shall not otherwise reduce the maximum aggregate amount of the Real Property Sublimit which shall remain at $60,000,000 at all times.
(c)Notes.  The Loans shall, in Agent’s and Lenders’ sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to each Lender.  However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and each Lender.
(d)Borrower Representative.  Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing borrowing requests, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the Other Agreements and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under this Agreement and the Other Agreements.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to this Agreement or any Other Agreement from Borrower Representative as a notice or communication from all Borrowers.  Each warranty, covenant, agreement and undertaking made on a Borrower’s behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.
3.LETTERS OF CREDIT.
(a)General Terms.  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Agent shall, absent the existence of an Event of Default, from time to time issue, cause to be issued and co-sign for or otherwise guarantee, upon the  request of Borrower Representative, on behalf of a Borrower, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Five Million and No/100 Dollars ($5,000,000.00).  Payments made by the issuer of a Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by such Borrower without notice, presentment or demand and each Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrower Representative, on behalf of such Borrower, for a Loan to reimburse such issuer. In the event such Loan is not advanced by Agent or Lenders for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Agent or Lenders) shall become part of the Liabilities hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Prime Rate Loans until repaid. Borrowers shall remit to Agent, for the benefit of Lenders, a Letter of Credit fee equal to one percent (1%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the first Business Day of each month.  Borrowers shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.
(b)Requests for Letters of Credit.  Borrower Representative, on behalf of each Borrower, shall make requests for Letters of Credit in writing at least three (3) Business Days prior to the date such Letter of Credit is to be issued.  Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby.  Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit.  If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.
(c)Obligations Absolute.  Each Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Agent and/or Lenders if Agent and/or Lenders have reimbursed such issuer on a Borrower’s behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of:  (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which a Borrower or any other Person may have against any beneficiary of any Letter of Credit or Agent, any Lender or issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, Agent, any Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of a Borrower’s obligations hereunder.  It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.
(d)Expiration Dates of Letters of Credit.  The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term.
(e)Participation.  Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender’s Pro Rata Share (including, without limitation, all obligations of Borrowers with respect thereto).  Each Borrower hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse Agent and each Lender for any payment made by Agent or any Lender to the issuer.
4.INTEREST, FEES AND CHARGES.
(a)Interest Rate.  Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or (iii) below:
(i)Revolving Loans (other than Revolving Loans described in subsection (ii) below) shall bear interest at the Prime Rate in effect from time to time, payable on the first Business Day of each month in arrears.  Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.
(ii)Each Revolving Loan that constitutes a SOFR Index Rate Loan shall bear interest at the SOFR Index Rate in effect from time to time plus the Applicable Margin, payable on the first Business Day of each month in arrears.
(iii)Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon (the “Default Rate”).  All interest shall be calculated on the basis of a 360-day year.
(iv)Interest shall accrue from the date a Loan is advanced or any Liability is incurred or payable, as applicable, until paid in full by Borrowers, and shall in no event be less than zero at any time.  Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any Loan, with respect to the principal amount being prepaid; and (iii) on the termination of the Original Term.  Interest accrued on any other Liabilities shall be due and payable as provided in the applicable agreements or, if no payment date is specified, on demand.
(b)Fees And Charges.
(i)Amendment and Restatement Fee:  On the Seventh Amendment Effective Date, Borrowers shall pay to Agent, for the benefit of Lenders, an amendment fee of Fifty-Five Thousand and No/100 Dollars ($55,000.00), which fee shall be fully earned by Lenders on such date.
(ii)Unused Line Fee:  Borrowers shall jointly and severally pay to Agent, for the benefit of Lenders, an unused line fee of one-fourth of one percent (1/4th of 1%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lenders and payable monthly in arrears on the first Business Day of each month.  Said fee shall be calculated on the basis of a 360 day year.

(iii)Reserved,
(iv)Costs and Expenses:  Borrowers shall reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by Agent in connection with the (i) documentation and consummation of this transaction and any other transactions among Borrowers, Agent  and Lenders, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Agent’s and/or any Lender’s rights under this Agreement or any Other Agreement (including, without limitation, any costs and expenses of any third party provider engaged by Agent for such purposes).  Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with BofA and any additional services requested by a Borrower from BofA.  All such costs, expenses and charges shall, if owed to BofA, be reimbursed by Agent and Lenders and in such event, or in the event such costs and expenses are owed to Agent or a Lender, shall constitute Liabilities hereunder, shall be payable by Borrowers to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. In addition, following the occurrence of an Event of Default, Borrowers shall reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees, incurred by such Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral; (ii) collection of any Liabilities; and (iii) administration and enforcement of any of Lenders’ rights under this Agreement.
(c)Increased Costs; Capital Adequacy Charge.
(i)Increased Costs Generally.  If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender;

(b)subject any Recipient to taxes (other than income taxes incurred with the making of such Loan) with respect to any Loan, Letter of Credit, commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on Agent, or any Lender or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in Letters of Credit, Liabilities, or Other Agreement;

and the result thereof shall be to increase the cost to Agent or a Lender of making or maintaining any Loan or commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to Agent or a Lender of participating in, issuing or maintaining any Letter of

Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by Agent or a Lender hereunder (whether of principal, interest or any other amount) then, upon request of Agent or such Lender, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

(ii)Capital Requirements. If Agent or a Lender determines that a Change in Law affecting Agent, or such Lender (including any applicable lending office of Agent, such Lender or such Issuing Bank) or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Agent’s, or such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments, Loans, Letters of Credit or participations in Letters of Credit or Loans, to a level below that which Agent, such Lender or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to Agent or such Lender, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.
(iii)Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, that if the Lender notifies Borrower Agent (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrower Agent’s receipt of the notice.
(iv)Compensation.  Failure or delay on the part of Agent or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate Agent, or a Lender for any increased costs or reductions suffered more than three (3) months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that Agent or such Lender notifies Borrowers of the applicable Change in Law and Agent’s or such Lender’s intention to claim compensation thereof.
(d)Maximum Interest.  It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or any Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.
(e)Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund, participate in, or charge applicable interest or fees with respect to, any Loan or Letter of Credit, or to determine or charge interest based on SOFR, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make SOFR Index Rate Loans, or to maintain, fund or participate in such Loans or Letters of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as SOFR Index Rate Loans, shall be suspended, until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Loan, cash collateralize the applicable Reimbursement Obligations or, if applicable, convert such affected Loan(s) of such Lender to a Loan bearing interest at the Prime Rate, either on the last day of the month, if such Lender may lawfully continue to maintain the Loan to such day, or immediately, if such Lender may not lawfully continue to maintain the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(f)Inability to Determine Rate.  Agent will promptly so notify Borrowers and Lenders if in connection with any request for a SOFR Index Rate Loan, (i) Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined or (B) adequate and reasonable means do not otherwise exist for determining the SOFR Index Rate with respect to a proposed SOFR Index Rate Loan or (ii) Agent or Required Lenders determine that for any reason the SOFR Index Rate with respect to a proposed SOFR Index Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan. Thereafter, the obligation of Lenders to make or maintain SOFR Index Rate Loans shall be suspended, until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrowers may revoke any pending request for a Borrowing of SOFR Index Rate Loans or, failing that, will be deemed to have converted such request into a request for Loans bearing interest at the Prime Rate, and (II) any outstanding SOFR Index Rate Loans shall convert to Loans bearing interest at the Prime Rate.
(g)Replacement of SOFR Index Rate.  Notwithstanding anything to the contrary in any Other Agreement, if Agent determines (which determination shall be conclusive absent manifest error), or Borrowers or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrowers) that Borrowers or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the SOFR Index Rate for any Interest Period hereunder of the SOFR Index Rate, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent or such administrator has made a public statement identifying a specific date after which the SOFR Index Rate or the Term SOFR Screen Rate, as applicable, shall or will no longer be made available or permitted to be used for determining the interest rate of loans or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide the SOFR Index Rate, as applicable, after such specific date (such specific date, “Scheduled Unavailability Date”);

then, in the case of clauses (i) and (ii) above, on a date and time determined by Agent (any such date, “Successor Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (a) or (b) above and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, the SOFR Index Rate will be replaced hereunder and under the Other Agreements with Daily Simple SOFR plus the SOFR Adjustment without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (a “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be paid on a monthly basis.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of (x) any occurrence of any events, periods or circumstances under clauses (a) or (b) above, (y) a Successor Replacement Date, and (z) the Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything to the contrary in any Other Agreement, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the Other Agreements.

(h)Alternate Benchmark Rate for SOFR Index Rate.  Notwithstanding anything to the contrary herein, with respect to the SOFR Index Rate or the Term SOFR Screen Rate (i) after any such determination by Agent or receipt by Agent of any such notice described in (g) (i) and (ii), as applicable, if Agent determines that the Successor Rate is not available on or prior to the Successor Replacement Date or (ii) if the events or circumstances of the type described in (g) (i) and (ii) have occurred with respect to the Successor Rate then in effect, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar as applicable, denominated syndicated credit facilities for such benchmarks. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent has posted such proposed amendment to Lenders and Borrower Agent unless, prior to such time, Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.
5.COLLATERAL.
(a)Grant of Security Interest to Agent.  As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby ratifies and confirms its prior assignment and grant to Agent and further assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:  (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto, (i) any other property of such Borrower now or hereafter in the possession, custody or control of Agent or any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (j) all Eligible Real Property (including After Acquired Real Property that constitutes Eligible Real Property); and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower’s books and records relating to any of the foregoing and to such Borrower’s business.  Notwithstanding the foregoing, the foregoing security grant shall not include, and the Collateral shall not include, any equity interests in either LOL Foods or HF Real Estate or any Excluded Equipment.
(b)Other Security.  Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of a Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral.  All sums paid by Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities, payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.
(c)Possessory Collateral.  Immediately upon a Borrower’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent).  If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as each Borrower’s attorney and agent-in-fact, to endorse or assign the same on such Borrower’s behalf.
(d)Electronic Chattel Paper.  To the extent that a Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
(e)Release of Subsidiary Borrower Liens.  So long as no Event of Default is then in existence, at such time as all Liabilities of each Subsidiary Borrower shall have been repaid in full and neither Agent nor any Lender shall have any commitment to lend or other obligation to such Subsidiary Borrowers, then (x) Agent shall, upon request, release its liens on the assets of such Subsidiary Borrowers and (y) at such time as Agent releases its liens, the Subsidiary Borrowers shall no longer be considered Borrowers hereunder and Agent shall have no claims against such Subsidiary Borrowers except with respect to claims thereafter arising under Section 24 hereunder.
6.PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Each Borrower shall, at Agent’s request, at any time and from time to time, authenticate, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral.  Each Borrower irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent’s security interest in the Collateral.  Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Borrower further ratifies and confirms the prior filing by Agent of any and all financing statements which identify such Borrower as debtor, Agent as secured party and any or all Collateral as collateral.

7.POSSESSION OF COLLATERAL AND RELATED MATTERS.

Until an Event of Default has occurred, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower’s business, to (a) sell, lease or furnish under contracts of service any of such Borrower’s Inventory normally held by such Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

8.COLLECTIONS.
a.Borrowers shall direct all of their Account Debtors to make all payments on the Accounts directly to one or more post office box(s) (each, a “Lock Box”) designated by, and under the exclusive control of, Agent, at one or more financial institution(s) acceptable to Agent.  Borrowers shall establish one or more accounts (each, a “Dominion Account”) in Borrower’s name, for the Benefit of Agent, with a financial institution acceptable to Agent, into which all payments received in the Lock Box(es) shall be deposited, and into which Borrowers will immediately deposit all payments received by Borrowers on Accounts in the identical form in which such payments were received, whether by cash or check.  If Borrowers, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrowers or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrowers shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrowers and each such Person shall receive all such items in trust for Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to such Dominion Account.  The financial institution with which a Dominion Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that (x) such financial institution has no right to setoff against the Lock Box or Dominion Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Dominion Account are transferred and (y) during the existence of a Trigger Period, such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and such Dominion Account without further consent from Borrowers, including without limitation that such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in such Dominion Account on a daily basis as such funds are collected.  Borrowers agree that all payments made to such Dominion Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), may, at the election of the Agent during the existence of a Trigger Period, be the sole and exclusive property of Agent and shall be applied on account of the Liabilities in accordance with the terms of this Agreement.  If no Trigger Period is then continuing, Borrowers may access the funds in such Dominion Account and may, at its discretion, cause all or any portion of the funds in such Dominion Account to be paid to Agent for application to the Liabilities in accordance with the terms of this Agreement.  Borrowers agree to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box(es) and such Dominion Account.  All of such fees, costs and expenses if not paid by Borrowers may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by Borrowers upon demand, and, until paid, shall bear interest at the default rate applicable to the Revolving Loans hereunder.  All checks, drafts, instruments and other items of payment or Proceeds of Collateral required to be delivered to Agent hereunder shall be endorsed by Borrowers to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on Borrowers’ behalf.  For purpose of this section, Borrowers irrevocably hereby make, constitute and appoint Agent (and all Persons designated by Agent for that purpose) as Borrowers’ true and lawful attorney and agent-in-fact during the continuance of an Event of Default (i) to endorse

Borrowers’ names upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrowers or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrowers’ mail is deposited, and open and process all mail addressed to Borrowers and deposited therein.
b.Agent may at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers’ Accounts or other amounts owed to such Borrower by suit or otherwise; (ii) exercise all of Borrowers’ rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign such Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Agent’s sole discretion, to fulfill such Borrower’s obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to such Borrower.  In addition to any other provision hereof, Agent may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.
c.For purposes of determining the amount of Loans available for borrowing purposes, during the existence of a Trigger Period, the ledger balance in the main Dominion Account held at BofA or by Agent as of the end of a Business Day shall be applied to the Liabilities at the beginning of the next Business Day, provided that absent the existence of a Trigger Period, any such application by Agent of the ledger balance in the Dominion Account to the Liabilities shall be at the beginning of the next Business Day following Borrowers’ direction to make such application.  However, solely for purposes of computing interest hereunder, in addition to Agent’s standard fees and charges relating to the Dominion Account, any application by Agent of such ledger balance to the Liabilities shall be deemed to be made on the same Business Day as application to the Liabilities set forth in the preceding sentence.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists.  Borrowers irrevocably waive the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Liabilities, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.
9.COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.
(a)Daily Reports.  Borrower Representative shall deliver to Agent an executed daily loan report and certificate in Agent’s then current form on each day on which such Borrower

Representative requests a Revolving Loan on behalf of a Borrower, and in any event at least once each week, which shall be accompanied by copies of such Borrower’s sales journal, cash receipts journal and credit memo journal for the relevant period.  Such report shall reflect the activity of such Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information concerning Accounts and Inventory as may be requested by Agent including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.
(b)Monthly Reports.  Borrower Representative shall deliver to Agent, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each month, (A) a detailed trial balance of each Borrower’s Accounts aged per invoice date, in form and substance reasonably satisfactory to Agent including, without limitation, the names and addresses of all Account Debtors of each Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its sole discretion), including a listing of any held checks; and (ii) within ten (10) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Agent’s standard form of Inventory report then in effect or the form most recently requested from Borrowers by Agent, for each Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.
(c)Financial Statements.  Borrower Representative shall deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B (the “Compliance Certificate”) hereto (except with respect to statements required pursuant to clause (i) of this subsection), which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:  (i) no later than thirty (30) days after each calendar month (including, but not limited to, September 30 of each calendar year which is the fiscal year end of the Borrowers), copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrowers and their Subsidiaries (including all Excluded Subsidiaries) on a consolidated and consolidating basis, certified by the Chief Financial Officer of Borrower Representative and each of Borrowers’ Subsidiaries; (ii) no later than forty-five (45) days after the end of each of the first three quarters of each Borrower’s Fiscal Year, copies of internally prepared financial statements including, without limitation, balance sheets, statements of income, retained earnings, cash flows and reconciliation of surplus of Borrowers and their Subsidiaries (including all Excluded Subsidiaries) on a consolidated and consolidating basis, certified by the Chief Financial Officer of Borrower Representative and each of Borrowers’ Subsidiaries and (iii) no later than ninety (90) days after the end of each of Borrowers’ Fiscal Years, certified annual financial statements of Borrowers and their Subsidiaries on a consolidated basis with an unqualified opinion by independent certified public accountants selected by Borrowers and their Subsidiaries and reasonably satisfactory to Agent, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrowers and their Subsidiaries in obtaining such financial statements is to influence Agent and Lenders and that Agent and Lenders are relying upon such financial statements in connection with the exercise of their rights hereunder, provided, that Borrowers shall only be required to use their reasonable efforts exercised in good faith to obtain such letter;

(B) copies of any management letters sent to a Borrower or an Subsidiary by such accountants; and (C) internally prepared consolidating annual financial statements of AMCON and its Subsidiaries; provided that all of the foregoing may be limited to such documents and information as the Lenders deem acceptable in writing from time to time in their sole discretion.
(d)Annual Projections.  As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower Representative shall deliver to Agent and each Lender projected balance sheets, statements of income and cash flow for Borrowers and their subsidiaries (including all Excluded Subsidiaries) on a consolidated and consolidating basis, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent; provided that all of the foregoing may be limited to such documents and information as the Lenders deem acceptable in writing from time to time in their sole discretion.
(e)Explanation of Budgets and Projections.  In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower Representative shall deliver a letter signed by the President or a Vice President of  Borrower Representative and by the Treasurer or Chief Financial Officer of Borrower Representative, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers and their Subsidiaries.
(f)Public Reporting.  Promptly upon the filing thereof, Borrower Representative shall deliver to Agent and each Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which any Borrower or any of such Borrower’s Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Agent and each Lender copies of any reports and proxy statements delivered to its shareholders.
(g)Other Information.  Promptly following request therefor by Agent, Borrower Representative shall deliver to Agent such other business or financial data, reports, appraisals and projections as Agent may reasonably request related to Borrowers and their Subsidiaries.
(h)Real Property Value.  Upon receipt of such Real Property Deliverables, flood determination, and other diligence materials reasonably required by the Lenders and in each case satisfactory to the Lenders, Borrower, at the Lenders’ sole discretion and so long as there is no Default or Event of Default and Borrower meets or exceeds a Fixed Charge Coverage Ratio of 1.0:1.00, shall have a one-time option every five (5) years during the term of this Agreement (beginning on the Seventh Amendment Effective Date) to reestablish the fair market value of each parcel of Real Property then subject to a Mortgage, in which case such fair market value shall be deemed the fair market value of such Real Property for purposes of Section 2(a)(v) of this Agreement and without regard to any prior determination of the value of such property allocated to the Real Property Sublimit.  Such fair market value shall be determined by appraisals completed by appraisers reasonably accepted to Agent, or by such other method as Agent may agree in its sole discretion.

10.TERMINATION.

THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL ~~JUNE 30~~JULY 1, ~~2027~~2028 (THE “ORIGINAL TERM”), as may be renewed or extended from time to time at the sole discretion of each of the Lenders (each a “Renewal Term”).  UPON EXPIRATION OR TERMINATION OF THIS AGREEMENT BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL.  Upon expiration of the Original Term, or the termination of this Agreement, Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full.  At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and ~~its~~the Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates~~to such Borrower~~, and if such Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender’s indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks which Agent has credited to such Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account.

11.REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants to Agent and each Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrowers’ execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement.

(a)Financial Statements and Other Information.  The financial statements and other information delivered or to be delivered by Borrowers to Agent or any Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrowers, and there has been no adverse change in the financial condition, the operations or any other status of a Borrower since the date of the financial statements delivered to Agent most recently prior to the date of this Agreement.  All written information now or heretofore furnished by each Borrower to Agent or any Lender is true and correct as of the date with respect to which such information was furnished.
(b)Locations.  The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower’s principal place of business and all of each Borrower’s other places of business, locations of Collateral and post office boxes are at locations within the United States set forth on Exhibit A hereto or such other locations of which Agent has been advised and received an updated schedule of locations by Borrower Representative in accordance with and in compliance with the provisions of subsection 12(b)(i) herein.  The locations of all of Borrowers’ bank accounts are set forth on Exhibit A hereto.
(c)Loans by Borrower.  No Borrower has made any loans or advances to any Affiliate or other Person except for (i) advances authorized hereunder to employees, officers and directors of such Borrower for travel, salaries or bonuses and other expenses arising in the ordinary course of such Borrower’s business, and (ii) loans by a Borrower permitted pursuant to subsection 13(f) hereof.
(d)Accounts and Inventory.  Each Account or item of Inventory which a Borrower shall, expressly or by implication, request Agent to classify as an Eligible Account, Eligible Inventory, or as Eligible Cigarette Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of “Eligible Account”, “Eligible Inventory” and “Eligible Cigarette Inventory” as set forth herein and as otherwise established by Agent from time to time.
(e)Liens.  Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.
(f)Organization, Authority and No Conflict.  AMCON is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 2093842 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Chamberlin Natural is a corporation, duly organized, validly existing and in good standing in the State of Florida, its state organizational identification number is 538536 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  Health Food is a corporation, duly organized, validly existing and in good standing in the State of Oklahoma, its state organizational identification number is 1900173205 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder.  Each Borrower’s execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and each Borrower’s execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower’s property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected.  AMCON Acquisition is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 4986703 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  EOM Acquisition is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 6942186 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  Charles Way is a limited liability company, duly organized, validly existing and in good standing in the State of Missouri, its state organizational identification number is LC014379896 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  AMCON Bismarck is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 6990219 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  Colorado City is a limited liability company, duly organized, validly existing and in good standing in the State of Colorado, its state organizational identification number is 20238153856 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.  Peoria Landco is a corporation, duly organized, validly existing and in good standing in the State of Illinois, its state organizational identification number is 14198579 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Boise is a limited liability company, duly organized, validly existing and in good standing in the State of Idaho, its state organizational identification number is 6003229 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.
(g)Litigation.  There are no actions or proceedings which are pending or threatened against a Borrower which is, in the determination of Agent, reasonably likely to have a Material Adverse Effect on such Borrower, and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent.  No Borrower has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.
(h)Compliance with Laws and Maintenance of Permits.  Each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Borrower.  Each Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.  Notwithstanding the foregoing, the materiality qualifiers set forth in this section shall not apply to or otherwise override the provisions of Section 13(w) and (x)  with respect to laws and regulations governing CBD and Vaping Inventory.
(i)Affiliate Transactions.  Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Borrower is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.
(j)Names and Trade Names.  Each Borrower’s name has always been as set forth on the first page of this Agreement and no Borrower uses trade names, assumed names,

fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto.
(k)Equipment.  Each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment.  No Equipment is (i) a Fixture to real property unless such real property is owned by such Borrower and is subject to a mortgage in favor of Agent, or if such real property is not owned by a Borrower, is subject to a landlord’s agreement in favor of Agent on terms acceptable to Agent, or (ii) an accession to other personal property unless such personal property is subject to a first priority lien in favor of Agent.
(l)Enforceability.  This Agreement and the Other Agreements to which a Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.
(m)Solvency.  Each Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value on a going concern basis greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.
(n)Indebtedness.  Except as set forth on Schedule 11(n) hereto or as permitted pursuant to subsections 13(a) and 13(f) hereof, no Borrower is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.
(o)Margin Security and Use of Proceeds.  No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
(p)Parent, Subsidiaries and Affiliates.  Except as set forth on Schedule 11(p) hereto, no Borrower has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person.
(q)No Defaults.  No Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on such Borrower.
(r)Employee Matters.  There are no controversies pending or threatened between a Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on such Borrower, and each Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on such Borrower.

(s)Intellectual Property.  Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue to conduct its business as heretofore conducted by it.
(t)Environmental Matters.  No Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.  There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Borrower’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Borrower or its business, operations or assets or any properties at which a Borrower has transported, stored or disposed of any Hazardous Materials.  No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.
(u)ERISA Matters.  Each Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.
12.AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Requisite Lenders’ prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, each Borrower covenants and agrees as follows:

(a)Maintenance of Records.  Each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower’s business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses of which the Agent has been advised in writing and for which Agent has been provided with a landlord’s agreement (if such location is not owned by a Borrower) in form and substance acceptable to Agent.
(b)Notices.  Borrower Representative shall:
(i)Locations.  Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Agent of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of any Borrower’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which any Borrower has previously advised Agent that such Goods will be used; it being understood and agreed that the Borrowers shall provide the Agent with a landlord’s agreement in form and substance acceptable to Agent within 10 Business Days of the opening of any new place of business or new location of Collateral.
(ii)Eligible Assets.  Promptly upon becoming aware thereof, notify Agent if any Account or Inventory identified by any Borrower to Agent as an Eligible Account, Eligible Confectionary Goods, Eligible Inventory, Eligible Real Property, Eligible Tobacco Products or Eligible Vaping Inventory becomes ineligible for any reason.
(iii)Litigation and Proceedings.  Promptly upon becoming aware thereof, notify Agent of any actions or proceedings which are pending or threatened against any Borrower which might have a Material Adverse Effect on such Borrower and of any Commercial Tort Claims of such Borrower which may arise, which notice shall constitute such Borrower’s authorization to amend Exhibit C to add such Commercial Tort Claim.
(iv)Names and Trade Names.  Notify Agent within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.
(v)ERISA Matters.  Promptly notify Agent of (x) the occurrence of any “reportable event” (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trust therefor or (z) its intention to terminate or withdraw from any Plan.
(vi)Environmental Matters.  Immediately notify Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects any Borrower or its business operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.
(vii)Default; Material Adverse Change.  Promptly advise Agent of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of any Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower Representative to Agent in writing.

(c)Compliance with Laws and Maintenance of Permits.  Each Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Borrower and each Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Borrower.  Following any determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid non-compliance, with any Environmental Law, in each case where such non-compliance would have a Material Adverse Effect on such Borrower, at such Borrower’s expense cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.  Notwithstanding the foregoing, the materiality qualifiers set forth in this section shall not apply to or otherwise override the provisions of Section 13(w) and (x) with respect to laws and regulations governing CBD and Vaping Inventory.
(d)Inspection and Audits.  Each Borrower shall permit Agent and Lenders, or any Persons designated by Agent, to call at such Borrower’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower’s business as Agent may consider reasonable under the circumstances.  Each Borrower shall furnish to Agent such information relevant to Agent’s and/or any Lender’s rights under this Agreement and the Other Agreements as Agent shall at any time and from time to time request.  Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent’s name, to verify the validity, amount or any other matter relating to any of such Borrower’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise.  Each Borrower authorizes Agent and Lenders to discuss the affairs, finances and business of such Borrower with any officers, employees or directors of such Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Borrower with such Borrower’s independent public accountants.  Any such discussions shall be without liability to Agent or any Lender or to Borrowers’ independent public accountants.  Borrowers shall pay to Agent all customary fees and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  Notwithstanding the foregoing, provided no Event of Default has occurred, the Agent shall be limited to two (2) inspections per calendar year.  Further, provided no Event of Default has occurred, the inspection fees of the Agent conducted in the ordinary course of business shall not exceed $40,000 in the aggregate per calendar year, it being understood and agreed that such cap amount shall not apply for any field exams completed with respect to any newly acquired assets.

(e)Insurance.  Each Borrower shall:
(i)Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Agent.  Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent, for the benefit of Agent and Lenders.  Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage.  In addition, each Borrower shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies.  Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder in excess of $100,000.00 for any occurrence directly to Agent, such proceeds to be applied on account of the Liabilities in accordance with the terms of this Agreement. Any proceeds of insurance paid directly to Borrowers shall be used by Borrowers to repair or restore the damaged or lost property which gave rise to the insurance claim.  Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.
(ii)Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insureds thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If a Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable.  Such insurance, if obtained by Agent, may, but need not, protect such Borrower’s interests or pay any claim made by or against such Borrower with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance such Borrower may be able to obtain on its own and may be cancelled only upon Borrower Representative providing evidence that it has obtained the insurance as required above.  All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(f)Collateral.  Each Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained.  Each Borrower shall permit Agent and Lenders to examine any of the Collateral at any time and wherever the Collateral may be located and, each Borrower shall, immediately upon request therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title.  Each Borrower shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder.
(g)Use of Proceeds.  All monies and other property obtained by a Borrower from Agent and Lenders pursuant to this Agreement shall be used solely for business purposes of such Borrower.
(h)Taxes.  Each Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower’s financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) such Borrower keeps on deposit with Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Agent may apply the money so deposited in payment of such taxes.  If a Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by such Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.
(i)Intellectual Property.  Each Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.
(j)Checking Accounts and Cash Management Services.  Borrowers shall maintain their general checking and controlled disbursement accounts with BofA.  Normal charges shall be assessed thereon.  Although no compensating balance is required, each Borrower must keep monthly balances in order to merit earnings credits which will cover BofA’s service charges for demand deposit account activities. In addition, Borrowers shall enter into agreements with

BofA for standard cash management services.  Borrowers shall be responsible for all normal charges assessed thereon.
(k)Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.  As required by federal law and the Agent’s, BofA’s and each Lender’s policies and practices, the Agent, BofA and each Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and each Borrower agrees to provide such information.  In addition, and without limiting the foregoing sentence, each Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls any Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.
(l)After Acquired Real Property. Upon the acquisition, or entering into a contract to acquire, by Borrower or any Affiliate after the date hereof of any fee interest in any Eligible Real Property (wherever located) (each such interest being an “After Acquired Real Property”) with a Current Value (as defined below) in excess of $2,000,000 (and in any event within 5 Business Days (or such later date agreed to by Agent)) Borrower shall so notify Agent, setting forth with specificity a description of the interest acquired, the location of the Real Property, any structures or improvements thereon, the fully executed purchase agreement for such Real Property, if applicable, and either an appraisal or such Loan Party’s good-faith estimate of the current value of such Real Property, such value to be finally determined by appraisal ordered by Agent (for purposes of this Section, the “Current Value”).  Any advances relating to any After Acquired Real Property will be subject to Borrower meeting or exceeding a Fixed Charge Coverage Ratio of 1.0x, receipt of Real Property Deliverables satisfactory to the Lenders, receipt of any requested diligence or “know your customer” documentation relating to the property holder, the joinder to the Loan Documents by such property holder (if not already a Borrower), and any other documents or deliverables the Lenders may require in their sole discretion.  The Person that has acquired or contracted for such After Acquired Real Property shall (but in any event within 90 days (or such longer period of time as agreed by Agent in its sole discretion) of such notice from Agent) promptly furnish the same to the Lenders.  The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, Agent’s diligence fees, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 12(l). Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, any Borrower may own or acquire any Real Property without subjecting such Real Property to a Mortgage in favor of the Agent, but any such unencumbered Real Property shall not be Eligible Real Property for lending purposes hereunder; it being understood that nothing in this sentence shall require Agent to release its Mortgage on any Eligible Real Property.  For the avoidance of doubt, the After Acquired Real Property located in Fairview Heights, Illinois may be classified as Eligible Real Estate despite the fact that its Current Value may be less than $2,000,000.

13.NEGATIVE COVENANTS.

Until payment and satisfaction in full of all, Liabilities and termination of this Agreement, unless Borrowers obtain Requisite Lenders’ prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, each Borrower agrees as follows:

(a)Guaranties.  No Borrower shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person (other than another Borrower), except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business and the Colorado City Guaranty. Notwithstanding anything in this Agreement to the contrary, AMCON Distributing Company’s liability under the Colorado City Guaranty with respect to the principal amount of the indebtedness guaranteed thereby shall not exceed $8,000,000 in the aggregate at any time.
(b)Indebtedness. No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that a Borrower may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent for its benefit and the benefit of the other Lenders and in form and substance satisfactory to the Agent is executed and delivered to Agent relative thereto; (ii) maintain its indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures; (v) incur or maintain lease payment obligations with respect to operating leases entered into before the Seventh Amendment Effective Date (provided Borrower discloses such lease obligations to Agent prior to the Seventh Amendment Effective Date in form and substance acceptable to Agent), (vi) incur lease payment obligations with respect to new operating leases entered into after the Seventh Amendment Effective Date provided that the aggregate amount of operating lease payments described in this clause (vi), as to all Borrowers, does not exceed $8,000,000 in any Fiscal Year; (vii) incur Rate Hedging Obligations; (viii) incur indebtedness represented by the Colorado City Seller Note in an amount not to exceed $8,000,000; (ix) incur indebtedness represented by the Burklund Seller Note in an amount not to exceed $3,900,000; (x) incur unsecured indebtedness owing to another Borrower that constitutes an Investment permitted by Section 13(f), (xi) incur BofA Leasing Debt, and (xii) incur other indebtedness not to exceed $2,500,000 in the aggregate outstanding at any time.  For the avoidance of doubt, it is understood and agreed that the $8,000,000 annual limitation on operating lease payments described in clause (vi) above relates only to payments in respect of new operating leases entered into after the Seventh Amendment Effective Date, and does not apply to all operating lease payments payable in a given Fiscal Year arising from operating leases entered into prior to the Seventh Amendment Effective Date.  Notwithstanding the foregoing, no Borrower shall make any payments of principal or interest under the (A) Burklund Seller Note the (“Burklund Seller Note Payments”) or (B) required as part of the Milestone Payments (as defined in the Burklund Purchase Agreement) payable under the Burklund Purchase Agreement (the “Burklund Earn-out Payments”, together with the Burklund Seller Note Payments, the “Burklund Restricted Payments”) unless (a) no Default or Event of Default exists or would be caused by the payment thereof and (b) the aggregate amount of such Burklund Restricted Payments, together with any Additional Dividends and Additional Investments previously or concurrently made therewith, do not, in the aggregate, exceed the Distribution Limit in any Fiscal Year; provided however

Borrowers may make Burklund Restricted Payments in excess of the Distribution Limit in the event (a) no Default or Event of Default exists or would be caused thereby and (b) Borrowers  have (x) Excess Availability greater than or equal to seventeen and one-half percent (17.5%) of the Maximum Loan Limit on a pro forma basis for the thirty day period immediately prior to and after making any such payment, or (y) Excess Availability greater than or equal to twelve and one-half percent (12.5%) of the Maximum Loan Limit on a pro forma basis for the thirty day period immediately prior to and after making such Burklund Restricted Payment and a pro-forma Fixed Charge Coverage Ratio of 1.00:1.0 prior to and immediately after giving effect to making such Burklund Restricted Payment.
(c)Liens.  No Borrower shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.
(d)Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.  No Borrower shall (i) enter into any merger or consolidation; (ii) change its state of organization or enter into any transaction which has the effect of changing its state of organization (iii) sell, lease, transfer or otherwise dispose of any of its assets other than in the ordinary course of business, provided that any Borrower may sell and dispose of assets with a value of less than $250,000.00 in any transaction, or series of related transactions, provided that the proceeds thereof, net of reasonable out of pocket disposition expenses, are applied to the Liabilities; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person (an “Acquisition”); or (v) enter into any other transaction outside the ordinary course of such Borrower’s business, including, without limitation, any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest other than such issuances pursuant to the terms of such Borrower’s stock option plan and the 2007 Omnibus Incentive Plan.  Notwithstanding anything in this Agreement to the contrary, no Borrower shall redeem, retire, purchase or otherwise acquire any shares of any class or series of its stock or any other equity interest (including, without limitation, any shares of AMCON’s Series A Convertible Preferred Stock or Series B Convertible Preferred Stock); provided, however, that AMCON (i) may redeem odd lot stock in an aggregate amount not to exceed $50,000.00 in any calendar year and other stock up to $100,000.00 in the aggregate during any calendar year, (ii) purchase shares of its common stock only so long as (I) no Event of Default is in existence at the time of, or would occur after giving effect to, any such purchase, and (II) Borrowers shall have Average Excess Availability of not less than Ten Million Dollars ($10,000,000.00) for the thirty (30) day period immediately prior to such purchase and after giving effect to any such purchase and (iii) redeem shares of AMCON’s Series A and Series B Convertible Preferred Stock only so long as (I) no Event of Default is in existence at the time of, or would occur after giving effect to, any such redemption, and (II) Borrowers shall have Average Excess Availability of not less than Five Million Dollars ($5,000,000.00) for the thirty (30) day period immediately prior to such redemption and after giving effect to any such redemption.  No Borrower shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.  For purposes herein, “Average Excess Availability” shall be determined by dividing (i) the total of each day’s Excess Availability for such thirty (30) day period by (ii) thirty (30).

In addition to the foregoing, Borrowers may enter into Acquisitions upon receipt by Agent of a certificate from Borrowers certifying that the following conditions are satisfied, including, but not limited to, such control agreements, access agreements (with respect to any real property not owned by a Borrower) and subordination agreements as required by the Agent (each a “Permitted Acquisition”):

(i)the business, assets or division acquired are located in the United States are for use, or the Person acquired is engaged, in the businesses engaged in by a Borrower on the Closing Date;
(ii)immediately before and after giving effect to such Acquisition, no Event of Default shall exist;
(iii)(x) the Borrowers have Excess Availability greater than or equal to seventeen and one-half percent (17.50%) of the Maximum Loan Limit on a pro-forma basis for the thirty day period immediately prior to the closing of such Acquisition (as if such Acquisition had already occurred) and immediately after giving effect to such Acquisition or (y) the Borrowers have (a) Excess Availability greater than or equal to twelve and one-half percent (12.5%) of the Maximum Loan Limit on a pro-forma basis for the thirty day period immediately prior to the closing of such Acquisition and (b) a proforma Fixed Charge Coverage Ratio of 1.00:1.0 (in each case, as if such Acquisition had already occurred);
(iv)in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition and such Acquisition is not considered to be hostile;
(v)reasonably prior to such Acquisition, the Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with (a) all lien search reports and lien release letters and other documents as the Agent may require to evidence the termination of Liens on the assets or business to be acquired and (b) subordination agreements with respect to all Seller notes and contingent payments;
(vi)not less than ten Business Days prior to such Acquisition, the Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information requested by Agent) and operating results, the terms and conditions, including economic terms, of the proposed Acquisition, and Borrowers’ calculation of pro forma EBITDA relating thereto;
(vii)if the Acquisition is structured as a merger, the surviving entity is either a Borrower or, following the merger, a domestic wholly-owned Subsidiary which is a Borrower hereto and such Borrower becomes a party to this Agreement pursuant to an amendment or joinder agreement in form and substance acceptable to the Agent, or, if the Acquisition is an acquisition of the equity interests of a Person such that such Person becomes a direct or indirect wholly-owned Subsidiary of AMCON, such Person becomes a Borrower pursuant to an amendment or joinder agreement in form and substance acceptable to the Agent;
(viii)each newly formed Borrower shall have provided, in form and substance satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation.  If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to such Borrower;
(ix)all material consents necessary for such acquisition (including such consents as Agent deems reasonably necessary) have been obtained and such acquisition is consummated in accordance with the applicable acquisition documents and applicable law; and
(x)the Borrowers shall deliver an updated perfection certificate in form and substance acceptable to Agent in connection with the Permitted Acquisition.

In connection with each Permitted Acquisition, Agent, for the benefit of Agent and Lenders, shall be granted a first priority perfected Lien (subject only to Permitted Liens) on all personal property being acquired pursuant to such acquisition and, in the case of an acquisition involving the purchase of any applicable target’s equity interests, all of such purchased equity interests are pledged to Agent for the benefit of Agent and Lenders, and such target guarantees the Obligations and grants to Agent, for the benefit of Agent and Lenders, a first priority perfected Lien (subject only to Permitted Liens) on such Person’s assets) and is provided such other documents, instruments and legal opinions as Agent shall request in connection therewith.

(e)Dividends and Distributions.  No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity), other than dividends or distributions payable to AMCON by any Subsidiary Borrowers.  Notwithstanding the foregoing, provided that (i) each such dividend payment is permitted under all applicable laws, and (ii) no Event of Default shall have occurred prior to, or would occur as a result of, any such dividend payment, AMCON may pay the regularly scheduled dividends on its (w) Common Stock, (x) Series A Preferred Stock in accordance with the terms of such stock, (y) Series B Preferred Stock in accordance with the terms of such stock, and (z) Series C Convertible Preferred Stock in accordance with the terms of the Series C Certificate of Designations (as defined below) in an aggregate amount not to exceed (I) $5,000,000 for all such dividends and distributions in Fiscal Year 2024, (II) $7,000,000 for all such dividends and distributions in Fiscal Year 2025 and 2026 and (III) $5,000,000 in each Fiscal Year thereafter, less the aggregate amount of any Additional Investments and Restricted Burklund Payments made during such Fiscal Year (the “Distribution Limit”).  For purposes herein, all such dividends or distributions described in clauses (w), (x), (y) and (z) above are referred to herein as “Additional Dividends”).  Further, provided that (i) each such dividend payment is permitted under all applicable laws; (ii) no Event of Default shall have occurred prior to, or would occur as a result of, any such dividend payment; (iii) (x) Borrowers have Excess Availability greater than or equal to seventeen and one-half percent (17.5%) of the Maximum Loan Limit on a pro forma basis for the thirty day period immediately prior to the payment of any dividend or distribution and immediately after giving effect to the payment of such dividend or distribution or (y) Borrowers have Excess Availability greater than or equal to twelve and one-half percent (12.5%) of the Maximum Loan Limit on a pro forma basis for the thirty day period immediately prior to the payment of any dividend or distribution and a pro-forma Fixed Charge Coverage Ratio of 1.00:1.0, in each case and immediately after giving effect to the payment of such dividend or distribution, AMCON may pay additional dividends in excess of the Distribution Limit on its (w) Common Stock, (x) Series A Preferred Stock in accordance with the terms of such stock, (y) Series B Preferred Stock in accordance with the terms of such stock, and (z) Series C Convertible Preferred Stock in accordance with the terms of the Series C Certificate of Designations (as defined below).
(f)Investments; Loans; Transfers.  No Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or equity of any Person (including, but not limited to, any equity investment), other than direct obligations of the United States; nor shall a Borrower lend or otherwise advance funds or transfer any assets to any Person (including, but not limited to, any Subsidiary which is not a Borrower hereunder) (collectively, “Investments”) except for (i) Investments by a Borrower in another Borrower, (ii) acquisitions permitted under Section 13(d), (iii) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, (iv) Investments made by one Borrower in another Borrower and (v) other Investments (“Additional Investments”) so long as (a) no Event of Default exists or would be caused thereby and (b) the amount of such Investments together with the amount of Additional Dividends and Restricted Burklund Payments, do not exceed, in the aggregate, the Distribution Limit in any Fiscal Year; provided however (A) so long as no Default or Event of Default exists and  (B) Borrowers have (x) Excess Availability greater than or equal to seventeen and one-half percent (17.5%) of the Maximum Loan Limit on a pro forma basis for the thirty day period immediately prior to and after making any such Investment, or (y) Excess Availability greater than or equal to twelve and one-half percent (12.5%) of the Maximum Loan Limit on a pro forma basis for the thirty day period immediately prior to and after making such Investment and a pro-forma Fixed Charge Coverage Ratio of 1.00:1.0 prior to and immediately after giving effect to making such Investment (the “Payment Conditions”), Borrowers may make additional Investments; it being understood and agreed that Investments made by AMCON in LOL Foods consisting of a $10,000,000 equity contribution and an intercompany loan an amount not to exceed $15,000,000 in connection with the Henry’s Acquisition on or about the Eighth Amendment Effective Date shall be excluded for purposes of determining the cap on Borrowers’ ability to make Additional Investments.  At least five (5) days prior (or such lesser period approved by Agent in its sole discretion) to making any Additional Investment after the Eighth Amendment Effective Date, Borrowers shall deliver an executed Officer’s Certificate in form and substance acceptable to Agent certifying to the satisfaction of the Payment Conditions.
(g)Fundamental Changes, Line of Business.  Except for the filing by AMCON of (i) a Certificate of Designation for the Series B Preferred Stock and any restatements and amendments to AMCON’s certificate of incorporation to physically reflect the Certificates of Designation for the Series A Preferred Stock and the Series B Preferred Stock, and (ii) a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of AMCON dated as of March 3, 2006 (the “Series C Certificate of Designations”) and any restatements and amendments to AMCON’s certificate of incorporation to physically reflect the Series C Certificate of Designations for the Series C Convertible Preferred Stock, no Borrower shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from such Borrower’s current business.
(h)Equipment.  No Borrower shall (i) permit any Equipment to become a Fixture to real property unless such real property is owned by such Borrower and is subject to a mortgage in favor of Agent, or if such real property is not owned by a Borrower, is subject to a landlord’s agreement in favor of Agent on terms acceptable to Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Agent.
(i)Affiliate Transactions.  Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Borrower shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.
(j)Settling of Accounts.  Each Borrower shall not settle or adjust any Account identified by such Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Agent, provided that such consent shall not be required to the extent that the aggregate amount settled or adjusted by all Borrowers is less than $100,000.00, provided further that following the occurrence of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Agent.
(k)Compliance with Hemp Laws.  The Borrowers and their Subsidiaries are and will at all times be in compliance with and properly licensed and operating lawfully under all Applicable Law relating to CBD Inventory and Vaping Inventory, including but not limited to all Applicable Hemp Laws.
(l)Policies re Hemp Laws.  The Borrowers and their Subsidiaries have established and will maintain policies, procedures and controls designed to ensure compliance by each of them with Applicable Law relating to CBD Inventory and Vaping Inventory, including but not limited to all Applicable Hemp Laws.
(m)Notice of Investigation.  The Borrower shall furnish to the Agent prompt written notice of:
(i)The receipt by the Borrower or any of its Subsidiaries of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against the Borrower or any of its Subsidiaries that (i) seeks damages, (ii) seeks injunctive relief, (iii) alleges any violation of any Applicable Law, including Applicable Hemp Laws or any criminal misconduct, (iv) asserts liability in respect of any tax, fee, assessment, fine, penalty or other governmental charge under any

Applicable Law, including Applicable Hemp Laws, or (v) involves ay product recall in respect of any Cannabis, CBD, Controlled Substances or Hemp; and
(ii)Any determination by the Borrower that the conduct of any part of its business (without regard to materiality) is reasonably likely to cause the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or related individuals to become the subject of criminal charges, including, without limitation, violations of any Applicable Hemp Laws, the Money Laundering Control Act or any similar or successor laws, rules or regulations of the United States, any state thereof, the District of Columbia or any other jurisdiction.
(n)Guaranties.  Notwithstanding anything to the contrary set forth in this Agreement, no Borrower shall guaranty, provide credit support, or otherwise become liable in any manner to pay any of the obligations or liabilities of any Subsidiary of any Borrower which is not a Borrower hereunder (including, but not limited to, any Excluded Subsidiary), except for the Colorado City Guaranty.
14.FINANCIAL COVENANTS.

Each Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

(a)Fixed Charge Coverage Ratio.  Borrowers shall not permit the ratio of EBITDA to Fixed Charges tested monthly on a trailing twelve (12) month basis to be less than 1.0 to 1.0.  Notwithstanding the foregoing, the Fixed Charge Coverage Ratio shall only apply and be tested in the event Excess Availability is less than ten percent (10%) of the Maximum Loan Limit at any time (a “Financial Covenant Trigger Event”).  Upon the occurrence of a Financial Covenant Trigger Event, the Fixed Charge Coverage Ratio shall be immediately tested as of the date of the most recent Compliance Certificate delivered pursuant to Section 9(c) and on a monthly basis thereafter.  To the extent a Financial Trigger Event has occurred, the Borrowers may request that such testing of the Fixed Charge Coverage Ratio be suspended following a period in which Borrowers have Excess Availability of more than ten percent (10%) of the Maximum Loan Limit for at least sixty (60) consecutive days (a “Financial Covenant Suspension”).  Upon confirmation and approval by the Agent, the testing of the Fixed Charge Coverage Ratio shall again be suspended until such time another Financial Covenant Trigger Event has occurred.  No more than three (3) Financial Covenant Suspensions may be requested by the Borrowers during the term hereof.
15.DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrowers hereunder:

(a)Payment.  The failure of any Obligor to pay when due, declared due, or demanded by Agent, at the request of the Requisite Lenders, any of the Liabilities.
(b)Breach of this Agreement and the Other Agreements.  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided that any such failure by a Borrower under subsections 12(b)(i), (iv), (v), (vi), 12(c) and 12(i) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following notice thereof by Agent to such Borrower.
(c)Breaches of Other Obligations.  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.
(d)Breach of Representations and Warranties.  The making or furnishing by any Obligor, Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or any Lender, which is untrue or misleading in any respect.
(e)Loss of Collateral.  The loss, theft, damage or destruction of any of the Collateral in an amount in excess of $100,000.00 in the aggregate for all such events during any year of the Original Term or any Renewal Term as determined by Agent in its sole discretion, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral.
(f)Levy, Seizure or Attachment.  The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.
(g)Bankruptcy or Similar Proceedings.  The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans or issue, or cause to be issued, Letters of Credit on behalf of Borrowers during such sixty (60) day period or, if earlier, until such proceedings are dismissed.
(h)Appointment of Receiver.  The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans or issue, or cause to be issued, Letters of Credit on behalf of Borrowers during such sixty (60) day period or, if earlier, until such appointment is revoked or such proceedings are dismissed.
(i)Judgment.  The entry of any judgment or orders aggregating in excess of $100,000.00 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.
(j)Death or Dissolution of Obligor.  The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.
(k)Default or Revocation of Guaranty.  The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent and Lenders the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Liabilities.
(l)Criminal Proceedings.  The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.
(m)Change of Control.  The failure of AMCON to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interest of Chamberlin Natural, Health Food, AMCON Acquisition, EOM Acquisition, Charles Way, AMCON Bismarck, LOL Foods, HF Real Estate, Colorado City and Peoria Landco.
16.REMEDIES UPON AN EVENT OF DEFAULT.
a.Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind.  Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.
b.Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.  In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrowers’ premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of Borrowers’ premises without cost to Agent or Lenders.  At Agent’s request, each Borrower shall, at Borrowers’

expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Borrower.  Each Borrower recognizes that if a Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and the applicable Borrower(s), (ii) describe the Collateral that is the subject to the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Borrower(s) is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Agent and Lenders may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.  Any Proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect; provided, however, principal and interest on the Revolving Loans shall be fully satisfied prior to applying such proceeds to Borrowers’ Rate Hedging Obligations owed to BofA.
17.CONDITIONS PRECEDENT.

The obligation of Agent and Lenders to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

a.Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the “Closing Document List”) in each case in form and substance satisfactory to Agent;
b.Since December 31, 2010, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Agent or Requisite Lenders in its sole discretion;
c.Agent shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder; and
d.The Obligors shall have executed and delivered to Agent all such other documents, instruments and agreements which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

18.JOINT AND SEVERAL LIABILITY.
a.Notwithstanding anything to the contrary contained herein, all Liabilities of each Borrower hereunder shall be joint and several obligations of Borrowers.
b.Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, Agent and Borrowers agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. Subsection 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
c.Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that Agent or Lenders shall not have any duty to advise such Borrower of information known to Agent or Lenders regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine.  If Agent or any Lender, in their sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Agent or such Lender, as applicable, shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.
d.Agent and the Lenders are hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower’s Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Agent or the Lenders; (ii) accept partial payments on a Borrower’s Liabilities; (iii) take and hold security or collateral for the payment of a Borrower’s Liabilities hereunder or for the payment of any guaranties of a Borrower’s Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower’s Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers.  Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Liabilities as Agent shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.
e.Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower’s Liabilities from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Agent or any Lender with respect to any provision of any instrument evidencing Borrowers’ Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent or any Lender; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Liabilities; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s or any Lender’s claim(s) for repayment of any of Borrowers’ Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
f.No payment made by or for the account of a Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower’s Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.
19.SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS.

On a weekly basis (or more frequently if requested by Agent (a “Settlement Date”), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day immediately preceding the Settlement Date (the “Pre-Settlement Determination Date”) and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrowers or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to Borrowers).  If such statement discloses that such Lender’s current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender’s Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender’s instructions, and if such statement discloses that such Lender’s current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender’s Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent’s instructions.  In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

a.Within one (1) Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances as provided in subsection 2(a)(i), so that Agent shall receive interest on the Disproportion Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;
b.Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in Section 3(a) hereof shall be paid to each Lender in proportion to its Pro Rata Share;
c.[reserved]; and
d.Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the unused line fee set forth in subsection 4(c)(ii) hereof shall be paid to each Lender in proportion to its Pro Rata Share; and
e.Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the prepayment fee set forth in Section 10 hereof shall be paid to each Lender in proportion to its Pro Rata Share.

Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by Borrowers to Agent, nor shall such Defaulting Lender be entitled to share any interest, fees or other payment hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

20.AGENT.
(a)Appointment of Agent.
(i)Each Lender hereby designates BofA as Agent to act as herein specified.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.
(ii)The provisions of this Section 20 are solely for the benefit of Agent and Lenders, and neither Borrowers nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.
(b)Nature of Duties of Agent.  Agent shall not have duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements.  Neither Agent nor any of its officers, directors, employees or agents shall  be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct.  The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Other Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Other Agreements except as expressly set forth herein.
(c)Lack of Reliance on Agent.
(i)Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.
(ii)Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the Other Agreements or any notes or the financial or other condition of any Obligor.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Other Agreements, or the financial condition of any Obligor, or the existence or possible existence of any Event of Default.
(d)Certain Rights of Agent.  Agent shall have the right to request instructions from Requisite Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender.  If Agent shall request instructions from Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

(e)Reliance by Agent.  Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person.  Agent may consult with legal counsel (including counsel for any Obligor with respect to matters concerning any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
(f)Indemnification of Agent.  To the extent Agent is not promptly reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided.  The obligations of Lenders under this subsection 20(f) shall survive the payment in full of the Liabilities and the termination of this Agreement.
(g)Agent in its Individual Capacity.  With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders,” “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity.  Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with Borrowers or any Affiliate of Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.
(h)Holders of Notes.  Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

(i)Successor Agent.  Agent may, upon five (5) Business Days’ notice to Lenders and Borrower Representative, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subsection 20(i)) by giving written notice thereof to Lenders and Borrower Representative.  Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days’ notice, to appoint a successor Agent.  If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or
(i)other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00).
(ii)Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 20 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.
(j)Collateral Matters.
(i)Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.
(ii)Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent’s security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Liabilities by Borrowers and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that with the consent of Requisite Lenders, Agent may release its liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year.  Agent shall not be required to execute any such release on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty.  In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale or transfer.
(iii)Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of the Agreement shall be automatically released; provided, however that Agent’s lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.
(iv)To the extent, pursuant to the provisions of this subsection 20(j), Agent’s execution of a release is required to release its lien upon any sale and transfer of Collateral which is consented to in writing by Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days’ prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.
(v)Agent shall not have any obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrowers or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 20 or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.
(vi)In the event that any Lender receives any Proceeds of any Collateral by setoff, exercise of any banker’s lien or otherwise, in an amount in excess of such Lender’s Pro Rata Share of such Proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Liabilities as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Pro Rata Shares.  No Lender shall exercise any right of set off or banker’s lien without the prior written consent of Agent.
(k)Actions with Respect to Defaults.  In addition to Agent’s right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by Requisite Lenders or all Lenders, as applicable, under this Agreement; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders.  No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Other Agreement or to realize upon any Collateral, unless instructed to do so by Agent.
(l)Delivery of Information.  Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Borrower or any other Obligor, Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.
(m)Demand.  Subject to the terms of this Agreement, Agent shall make demand for repayment by Borrowers of all Liabilities owing by Borrowers hereunder, after the occurrence of an Event of Default, upon the written request of Requisite Lenders.  Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders.  Nothing contained herein shall limit the discretion of Agent to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.
(n)Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event which, with passage of time or giving of notice, could become an Event of Default, except with respect to Events of Default arising as a result of any Borrower failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative describing such Event of Default or event which, with the passage of time or giving of notice, could become an Event of Default, and which identifies such event as a “notice of default”.  Upon receipt of any such notice or Agent becoming aware of Borrower’s failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, Agent will notify each Lender of such receipt.
(o)Recovery of Erroneous Payments.  Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Lender, whether or not in respect of a Liability due and owing by Borrowers at such time (each a “Rescindable Amount”), then in any such event each Lender receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.  Each Lender irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.
(p)Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Lender, the Lender agrees to return it).
21.ASSIGNABILITY.
a.Borrowers shall not have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.
b.Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers.
c.Each Lender may, with the consent of Agent which consent shall not be unreasonably withheld, but without the consent of any other Lender nor Borrower Representative, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Other Agreements; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit D (the “Assignment and Acceptance”), and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee, and (ii) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000.00).  Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 23 of this Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
d.By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the Other Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any other Obligor or the performance or observance by Borrowers or any other Obligor of its obligations under this

Agreement and the Other Agreement, (iii) such assignee confirms that it has received a copy of this Agreement and the Other Agreements, together with copies of the financial statements referred to in Section 9 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
e.Agent shall, maintain at its address referred to in Section 24 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register and copies of each Assignment and Acceptance shall be available for inspection by Borrowers, Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.
f.Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower Representative.  Within five (5) Business Days after Borrower Representative’s receipt of such notice, Borrowers shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in amounts equal to such assignee’s commitments and outstanding Loans hereunder and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the remaining commitments and outstanding Loans hereunder of such assigning Lender under the terms of this Agreement.  Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.
g.Each Lender may sell participations (without the consent of Agent, Borrowers or any other Lender) to one or more parties, in or to all (or a portion) of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitment, or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement.
h.Each Lender agrees that, without the prior written consent of Borrowers and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.
i.In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding Borrowers.
22.AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following:  (i) increase the Revolving Loan Commitments of Lenders or subject Lenders to any additional obligations to extend credit to Borrowers, (ii) reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or Requisite Lenders to take any action hereunder, (v) amend or waive this Section 22, or change the definition of Requisite Lenders, (vi) increase  the advance rates set forth in subsection 2(a) hereof or (vii) except in connection with the financing, refinancing, sale or other disposition of any asset of Borrowers permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to subsection 20(j) hereof), release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action.  Notwithstanding any of the foregoing to the contrary, (a) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender’s Revolving Loan Commitment shall each be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement and (b) the consent of Borrowers shall not be required for any amendment, modification or waiver of the provisions of this Section 22.

In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in Section 21 of this Agreement; provided, that (i) no Lender may be required to assign its rights and obligations to a new Lender because such lender is unwilling to increase its own loan commitments, (ii) such new Lender must be willing to consent to the proposed amendment, waiver or consent and (iii) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and an unpaid fees to the date of assignment.  Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent’s intent to cause such non-consenting Lender to assign its interests hereunder.

23.NONLIABILITY OF AGENT AND LENDERS.

The relationship between Borrowers, Agent and Lenders shall be solely that of borrowers and lender.  Neither Agent nor any Lender shall have any fiduciary responsibilities to Borrowers.  Neither Agent nor any Lender undertakes any responsibility to Borrowers to review or inform Borrowers of any matter in connection with any phase of Borrowers’ business or operations.

24.INDEMNIFICATION.

Borrowers agrees to defend (with counsel satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral.  The provisions of this Section 24 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

25.NOTICE.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent shall be sent to it at 110 N. Wacker Drive, IL4-110-08-03, Chicago, Illinois 60606, attention: Daniel Rubio, or by facsimile at facsimile number: (312) 904-7190, and in the case of Lender shall be sent to it at the address set forth below its name on the signature page hereto or in the Assignment and Acceptance Agreement and in the case of Borrowers, to Borrower Representative at its place of business set forth in the opening paragraph of this Agreement.  All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

26.CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

This Agreement and the Other Agreements are submitted by Borrowers to Agent and Lenders for their acceptance or rejection at Agent’s principal place of business as an offer by Borrowers to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent and Lenders, in writing, at said place of business.  If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business.  THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Agent and Lenders to accept this Agreement, each Borrower irrevocably agrees that, subject to Agent’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.  EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO AMCON, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  Agent agrees to endeavor to provide a copy of such process to the law firm of Stinson LLP by mail at the address of 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106-2150, Attn. Scott Gootee, or by e-mail transmission at scott.gootee@stinson.com.  Failure of Agent to provide a copy of such process shall not impair Agent’s rights hereunder, create a cause of action against Agent or create any claim or right on behalf of Borrower or any third party.  EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

27.HEADINGS OF SUBDIVISIONS.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

28.POWER OF ATTORNEY.

Each Borrower acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

29.CONFIDENTIALITY.

Borrowers, Agent and each Lender hereby agree to use commercially reasonable efforts to assure that any and all information relating to Borrowers which are (i) furnished by Borrowers to Agent or any Lender (or to any affiliate of Agent or any Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrowers may be distributed by such party to such party’s directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, to Agent and any other Lender and upon the order of a court or other governmental agency having jurisdiction over Agent or such Lender or such affiliate, to any other party.  In addition such information and other credit information may be distributed by Agent or any Lender to potential participants or assignees of any portion of the Liabilities, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein.  Borrowers, Agent and each Lender further agree that this provision shall survive the termination of this Agreement.  Notwithstanding the foregoing, Borrowers hereby consent to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

30.COUNTERPARTS.

This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

31.ELECTRONIC SUBMISSIONS.

Upon not less than thirty (30) days’ prior written notice (the “Approved Electronic Form Notice”), Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other

Agreements, be submitted to Agent in “Approved Electronic Form” (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice.  For purposes hereof “Electronic Form” means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and “Approved Electronic Form” means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to Borrower Representative in an Approved Electronic Form Notice.  Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

32.EFFECT OF AMENDMENT AND RESTATEMENT.

Upon the date of this Agreement, the Original Agreement (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated by this Agreement; provided, however, that the obligation to repay the loans and advances arising under the Original Agreement shall continue in full force and effect and the liens and security interests securing payment thereof shall be continuing but shall now be governed by the terms of this Agreement and the Other Agreements.  No action or inaction by Agent or BofA prior to the date of this Agreement shall be deemed to have established a course of conduct between the parties hereto.  All rights and obligations of Borrowers, Agent and any Lender shall be solely as set forth in this Agreement and the Other Agreements.

33.WAIVER OF JURY TRIAL; OTHER WAIVERS.
a.EACH BORROWER, AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY A BORROWER, AGENT OR SUCH LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER, AGENT AND LENDERS.  IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
b.Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.
c.Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Agent or any Lender or any affiliate of Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Agent or any Lender or such affiliate of Agent or any Lender to such Borrower, including, without limitation any Deposit Account at Agent or any Lender or such affiliate.

d.EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.
e.Agent’s and/or Lenders’ failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and/or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent,  Requisite Lenders or all Lenders, as required herein, and directed to Borrower Representative specifying such suspension or waiver.
34.AMENDMENT AND RESTATEMENT.

This Agreement and the Other Agreements executed and delivered in connection herewith are entered into and delivered to the Agent in replacement of and substitution for, and not in payment of or satisfaction for, the following documents:  (i) the Original Agreement and (ii) each Other Agreement evidencing the obligations under the Original Agreement (collectively, with the Original Agreement, the “Prior Agreements”).  All other documents, including, the other instruments, documents and agreements executed and delivered in connection with the Prior Agreements, are hereby reaffirmed and shall continue in full force and effect, as may be amended, restated or otherwise modified in connection herewith.  The Borrowers acknowledge that the loans and other obligations evidenced by the Prior Agreements have not been satisfied but instead have become part of the Loans and liabilities under this Agreement and under the Other Agreements executed in connection herewith.  The Borrowers further acknowledge that all of the Liens granted by the Borrowers under the Prior Agreements and all instruments, documents and agreements executed in connection therewith are hereby reaffirmed and shall continue hereafter to secure the Borrowers’ Liabilities under this Agreement and the other Loan Documents, until all the Borrowers’ Liabilities are repaid in full in cash (other than unasserted contingent indemnification obligations) and this Agreement is terminated.

35.ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary herein or in any Other Agreement or in any other agreement, arrangement or understanding among the parties (collectively, the “Loan Documents”), each party hereto (including each Lender) acknowledges that, with respect to any

Lender that is an EEA Financial Institution, any unsecured liability of such Lender arising under a Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liability which may be payable to it by such Lender; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution that may be issued to the party or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

36.ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS.

To the extent that this Agreement and any document executed in connection with this Agreement (collectively, “Other Agreements”) provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Other Agreements and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Other Agreements that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Other Agreements were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.